 Filed pursuant to Rule 424(b)(2)
 Registration Statement No. 333-282949
PROSPECTUS SUPPLEMENT
(To prospectus dated November 1, 2024)
$1,500,000,000
COTERRA ENERGY INC.
$750,000,000 5.40% Senior Notes due 2035
$750,000,000 5.90% Senior Notes due 2055
We are offering $750,000,000 aggregate principal amount of our 5.40% Senior Notes due 2035 (the “2035 notes”) and $750,000,000 aggregate principal amount of our 5.90% Senior Notes due 2055 (the “2055 notes” and, together with the 2035 notes, the “notes”). The 2035 notes will bear interest at the rate of 5.40% per year and will mature on February 15, 2035. The 2055 notes will bear interest at the rate of 5.90% per year and will mature on February 15, 2055. Interest on the notes will accrue from December 17, 2024, and will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning August 15, 2025. The notes will be issued in minimum denominations of  $2,000 and integral multiples of  $1,000 in excess of  $2,000.
We may redeem all or a part of the notes of either series at any time at the applicable redemption prices described under “Description of Notes—Optional Redemption.”
We intend to use the net proceeds from this offering, together with cash on hand and borrowings under our Term Loan Agreement (as defined below), to fund the cash consideration component of each of the Franklin Mountain Energy Transaction (as defined herein) and the Avant Transaction (as defined herein) and to pay fees and expenses related to the Transactions (as defined herein). This offering is not contingent on the consummation of either the Franklin Mountain Energy Transaction or the Avant Transaction. If  (A)(i) the consummation of the Franklin Mountain Energy Transaction does not occur on or before the later of  (a) the date that is ten business days after February 26, 2025 and (b) the date that is ten business days after the date to which the target closing date under the Franklin Mountain Energy Purchase Agreement (as defined herein) may be extended (such later date, the “Franklin Mountain Energy Outside Date”), (ii) prior to the Franklin Mountain Energy Outside Date, the Franklin Mountain Energy Purchase Agreement is terminated or (iii) we otherwise notify the Trustee (as defined herein) in writing that we will not pursue the consummation of the Franklin Mountain Energy Transaction (any such event described in clauses (A)(i)-(iii), a “Franklin Mountain Energy Termination Event”) or if  (B)(i) the consummation of the Avant Transaction does not occur on or before the later of  (a) the date that is ten business days after February 17, 2025 and (b) the date that is ten business days after any later date to which we and the Avant Sellers (as defined herein) may agree to extend the outside date under the Avant Purchase Agreement (as defined herein) (such later date, the “Avant Outside Date”), (ii) prior to the Avant Outside Date, the Avant Purchase Agreement (as defined herein) is terminated or (iii) we otherwise notify the Trustee in writing that we will not pursue the consummation of the Avant Transaction (any such event described in clauses (B)(i)-(iii), an “Avant Termination Event”), then we will be required to redeem the 2035 notes at a redemption price equal to 101% of the principal amount of the 2035 notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (as defined herein). Additionally, if both a Franklin Mountain Energy Termination Event and an Avant Termination Event occur, then we will also be required to redeem the 2055 notes at a redemption price equal to 101% of the principal amount of the 2055 notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. For more detail, see “Description of Notes—Special Mandatory Redemption.”
The notes will be our general, unsecured obligations and will be senior in right of payment to all of our future subordinated indebtedness, equal in right of payment with all of our existing and future senior indebtedness, structurally subordinated to all indebtedness of our subsidiaries, and effectively subordinated to any of our future secured indebtedness, to the extent of the value of the collateral securing such indebtedness.
You should read this prospectus supplement and the accompanying base prospectus carefully before you invest in our notes. Investing in our notes involves risks. See “Risk Factors” beginning on page S-8 for a discussion of certain risks that you should consider in connection with an investment in the notes.
	Public offering price(1)	Underwriting discounts	Proceeds, before expenses, to us(1)
Per 2035 note	99.537%	0.650%	98.887%
Total	$746,527,500	$4,875,000	$741,652,500
Per 2055 note	99.355%	0.875%	98.480%
Total	$745,162,500	$6,562,500	$738,600,000
Combined total	$1,491,690,000	$11,437,500	$1,480,252,500
(1) Plus accrued interest, if any, from December 17, 2024.
Each series of notes will be a new issue of securities with no established trading market. We do not intend to apply to list either series of notes on any securities exchange or automated quotation system.
It is expected that delivery of the notes will be made on or about December 17, 2024, in book-entry form, through The Depository Trust Company, or DTC, for the account of its participants, including Clearstream Banking société anonyme and Euroclear Bank SA/NV.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING BASE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Joint Book-Running Managers
J.P. Morgan	PNC Capital Markets LLC	TD Securities
BofA Securities	Scotiabank	US Bancorp	Wells Fargo Securities
CIBC Capital Markets	Citigroup	Goldman Sachs & Co. LLC
KeyBanc Capital Markets	Mizuho	RBC Capital Markets	Truist Securities
Senior Co-Managers
BOK Financial Securities, Inc.	Capital One Securities	Comerica Securities
The date of this prospectus supplement is December 3, 2024.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are offering and certain other matters. The second part, the accompanying base prospectus dated November 1, 2024, provides more general information about the various securities that we may offer from time to time, some of which information may not apply to the notes we are offering hereby. Generally when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying base prospectus combined. We urge you to read carefully this prospectus supplement, the accompanying base prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying any of the notes being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying base prospectus. To the extent that any statement that we make or other information in this prospectus supplement is inconsistent with statements made or other information in the accompanying base prospectus or any documents incorporated by reference therein, the statements made or other information in this prospectus supplement will be deemed to modify or supersede those made or contained in the accompanying base prospectus and such documents incorporated by reference therein.
We expect delivery of the notes will be made against payment therefor on or about December 17, 2024, which is the tenth business day following the date of pricing of the notes (such settlement being referred to as “T+10”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes more than one business day prior to the scheduled settlement date will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.
Neither we nor the underwriters have authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying base prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer of these notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Before you invest in our notes, you should carefully read the registration statement described in the accompanying base prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying base prospectus form a part, as well as this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under “Where You Can Find More Information.”

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this prospectus supplement, the accompanying base prospectus or incorporated by reference herein and therein, are forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding future financial and operating performance and results, strategic pursuits and goals, market prices, future hedging and risk management activities, timing and amount of capital expenditures, the timing of the closing of the Transactions and the expected results, effects and benefits of the Transactions (including the anticipated net acreage and locations and the operation thereof), the expected entry into the Term Loan Agreement and other statements that are not historical facts contained in this prospectus supplement, the accompanying base prospectus or incorporated by reference herein or therein. The words “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “forecast,” “target,” “predict,” “potential,” “possible,” “may,” “should,” “could,” “would,” “will,” “strategy,” “outlook” and similar expressions are also intended to identify forward-looking statements. We can provide no assurance that the forward-looking statements contained in this prospectus supplement, the accompanying base prospectus or incorporated by reference herein or therein will occur as expected, and actual results may differ materially from those included in this prospectus supplement, the accompanying base prospectus or incorporated by reference herein or therein. Forward-looking statements are based on current expectations and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those included in this prospectus supplement, the accompanying base prospectus or incorporated by reference herein or therein. These risks and uncertainties include, without limitation, the risk that a condition to closing of either of the Transactions may not be satisfied, that any party may terminate the applicable Purchase Agreements (as defined below) or that the closing of either of the Transactions might be delayed or not occur at all, uncertainty regarding entry into the Term Loan Agreement, the availability of cash on hand and other sources of liquidity to fund our capital expenditures, actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries and other exporting nations, market factors, market prices (including geographic basis differentials) of oil and natural gas, impacts of inflation, labor shortages and economic disruption, geopolitical disruptions such as the war in Ukraine or the conflict in the Middle East or further escalation thereof, results of future drilling and marketing activities, future production and costs, legislative and regulatory initiatives, electronic, cyber or physical security breaches, the impact of public health crises, including pandemics (such as the coronavirus pandemic) and epidemics and any related company or governmental policies or actions and other factors detailed herein and in our other Securities and Exchange Commission (“SEC”) filings. Additional important risks, uncertainties and other factors are described in “Risk Factors” in Part I. Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in other reports we file from time to time with the SEC that are incorporated by reference herein.
We caution you not to place undue reliance on the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management as of the date they are made, and other than as required under the securities laws, we assume no obligation to update or revise these forward-looking statements, all of which are expressly qualified by the statements in or incorporated into this section, or provide reasons why actual results may differ. All forward-looking statements, expressed or implied, included in this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference herein and therein, are expressly qualified in their entirety by this cautionary statement. This cautionary

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statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We urge you to carefully review and consider the disclosures made in this prospectus, the accompanying base prospectus and our reports filed with the SEC and incorporated by reference herein and therein that attempt to advise interested parties of the risks and factors that may affect our business. Please see “Where You Can Find More Information.”

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Summary
This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference. It does not contain all of the information you should consider before investing in the notes. You should carefully read this entire prospectus supplement, the accompanying base prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of our business and this offering. Please read the section entitled “Risk Factors” commencing on page S-8 of this prospectus supplement and additional information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in other reports we file from time to time with the SEC that are incorporated by reference in this prospectus supplement, for financial and other important information you should consider before investing in the notes.
In this prospectus supplement, unless otherwise indicated or the context otherwise requires, the terms “Coterra,” “our Company,” “us,” “we” and “our” refer to Coterra Energy Inc. and its consolidated subsidiaries. References to “underwriters” refer to the firms listed on the cover page of this prospectus supplement.
Our business
We are an independent oil and gas company engaged in the development, exploration and production of oil, natural gas and natural gas liquids. Our assets are concentrated in areas with known hydrocarbon resources that are conducive to multi-well, repeatable development programs.
Corporate information
Our common stock is listed on the New York Stock Exchange under the symbol “CTRA.” Our principal executive office is located at Three Memorial City Plaza, 840 Gessner Road, Suite 1400, Houston, Texas 77024, and our telephone number at that address is (281) 589-4600. We maintain a website at www.coterra.com. However, our website and the information on our website is not part of, and is not incorporated by reference into, this prospectus supplement or the accompanying base prospectus.
Recent developments
Franklin Mountain Energy Transaction and Avant Transaction
On November 12, 2024, we entered into a Membership Interest Purchase Agreement (the “Franklin Mountain Energy Purchase Agreement”) with certain affiliates of Franklin Mountain Energy Holdings, LP, a Delaware limited partnership (the “Franklin Mountain Energy Sellers”), pursuant to which we agreed to purchase all of the issued and outstanding equity ownership interests of Franklin Mountain Energy, LLC, Franklin Mountain Energy 2, LLC, Franklin Mountain Energy 3, LLC, Franklin Mountain Royalty Investments, LLC and Franklin Mountain Royalty Investments 3, LLC (the “Franklin Mountain Energy Entities”) from the Franklin Mountain Energy Sellers in exchange for (i) $1,500,000,000 in cash and (ii) 40,894,925 shares of our common stock, par value $0.10 per share, subject to certain customary anti-dilution adjustments, in each case subject to various purchase price adjustments set forth in the Franklin Mountain Energy Purchase Agreement.
On November 12, 2024, we also entered into a Purchase and Sale Agreement (the “Avant Purchase Agreement” and, together with the Franklin Mountain Energy Purchase Agreement, the “Purchase Agreements”) with certain affiliates of Avant Natural Resources, LLC, a Delaware limited liability company (the “Avant Sellers”), pursuant to which we agreed to purchase certain assets from the Avant Sellers in exchange for an aggregate amount of  $1,450,000,000 in cash, subject to various purchase price adjustments set forth in the Avant Purchase Agreement.
The transactions contemplated by the Franklin Mountain Energy Purchase Agreement (the “Franklin Mountain Energy Transaction”) and the transactions contemplated by the Avant Purchase Agreement (the “Avant Transaction” and, together with the Franklin Mountain Energy Transaction, the “Transactions”) are each expected to close in the first quarter of 2025, subject in each case to the satisfaction of customary closing conditions, including the expiration or termination of all applicable waiting periods imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).
The assets to be acquired in the Transactions comprise approximately 49,000 net acres in the Permian Basin, with approximately 400 to 550 net locations that are approximately 85% operated as of November 13, 2024. After giving effect to the closing of the Transactions, our asset portfolio is expected to include approximately 345,000 net acres in the Permian Basin, with approximately 2,250 to 2,400 net locations that will be approximately 97% operated. The assets to be acquired in the Transactions also include approximately 125 miles of pipeline and infrastructure.
We intend to use the net proceeds from this offering, together with cash on hand and borrowings under our Term Loan Agreement described below, to fund the cash consideration component of each of the Franklin Mountain Energy Transaction and the Avant Transaction and to pay fees and expenses related to the Transactions.
This offering is not conditioned on the consummation of either the Franklin Mountain Energy Transaction or the Avant Transaction. The consummation of this offering is not a condition to the consummation of either the Franklin Mountain Energy Transaction or the Avant Transaction. However, if  (A) a Franklin Mountain Energy Termination Event occurs or if  (B) an Avant Termination Event occurs, then we will be required to redeem the 2035 notes at a redemption price equal to 101% of the principal amount of the 2035 notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. Additionally, if both a Franklin Mountain Energy Termination Event and an Avant Termination Event occur, then we will also be required to redeem the 2055 notes at a redemption price equal to 101% of the principal amount of the 2055 notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. For more detail, see “Description of Notes—Special Mandatory Redemption.”
Although we expect to close the Transactions in the first quarter of 2025, subject to the satisfaction of customary closing conditions, we cannot assure you that we will complete either of the Transactions on the terms contemplated or at all. For more detail, see “Risk Factors—Risks Related to the Transactions.”
Related Financing Transactions
In connection with the Transactions, we entered into a commitment letter (the “Bridge Commitment Letter”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), PNC Capital Markets LLC (“PNC Capital Markets”), PNC Bank, National Association (“PNC”), TD Securities (USA) LLC (“TD Securities” and, together with JPMorgan and PNC Capital Markets, collectively, the “Lead Arrangers”) and Toronto-Dominion Bank, New York Branch (“TD NY” and, together with JPMorgan and PNC, collectively, the “Commitment Parties”). The Bridge Commitment Letter provides for commitments by the Commitment Parties to provide a senior unsecured term loan facility in an aggregate principal amount up to $1,500,000,000 (the “Bridge Facility”) comprised of (i) commitments to make term loans in an aggregate principal amount of up to $750,000,000 to fund a portion of the cash purchase price of the Franklin Mountain Energy Transaction and (ii) commitments to make term loans in an aggregate principal amount of up to $750,000,000 to fund a portion of the cash purchase price of the Avant Transaction. Commitments under the Bridge Commitment Letter and, after closing of final credit documentation with respect to the Bridge Facility, commitments and loans under the Bridge Facility, as applicable, will be automatically reduced, ratably, on a dollar-for-dollar basis by the net proceeds of certain equity issuances, debt incurrences (including the issuance of the notes offered hereby) and asset sales; given such automatic reductions, as of the date of this prospectus, we do not anticipate utilizing any of the commitments under the Bridge Facility. Any borrowings under the Bridge Facility will be concurrent with consummation of the applicable Transaction and will have a maturity date of 364 days from the date of such borrowing. Pursuant to the Bridge Commitment Letter, the Lead Arrangers agreed to arrange and syndicate the Bridge Facility.
We plan to enter into a term loan credit agreement (the “Term Loan Agreement”) with the lenders from time to time party thereto (the “Lenders”) and Toronto Dominion (Texas) LLC, as administrative agent, pursuant to which, among other things, the Lenders are expected to agree to extend credit to us in the form of term loans in an aggregate principal amount up to $1,000,000,000, consisting of  (i) a term loan tranche in an aggregate principal amount of up to $500,000,000 to fund a portion of the cash purchase price of the Franklin Mountain Energy Transaction (the “Franklin Mountain Energy Term Loan Tranche”) and (ii) a term loan tranche in an aggregate principal amount of up to $500,000,000 to fund a portion of the cash purchase price of the Avant Transaction (the “Avant Term Loan Tranche”). Any borrowings under the Term Loan Agreement are expected to be concurrent with consummation of the applicable Transaction. The Franklin Mountain Energy Term Loan Tranche loans and the Avant Term Loan Tranche loans are expected to have a maturity date of two years and three years, respectively, from the date of such borrowing. There can be no assurance that we will enter into the Term Loan Agreement on the terms described herein or at all.

The offering
The following summary contains basic information about the notes, but may not contain all of the information that may be important to you. For a more complete understanding of the notes, please refer to the section entitled “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying base prospectus. For purposes of the description of notes included in this prospectus, references to the “Company,” “issuer,” “us,” “we” and “our” refer to Coterra Energy Inc. and do not include our subsidiaries.
Issuer
Coterra Energy Inc.
Securities Offered
$750,000,000 aggregate principal amount of 5.40% Senior Notes due 2035, and $750,000,000 aggregate principal amount of 5.90% Senior Notes due 2055.
Maturity Date
The 2035 notes will mature on February 15, 2035, and the 2055 notes will mature on February 15, 2055.
Interest Rate
The 2035 notes will bear interest at the rate of 5.40% per annum, and the 2055 notes will bear interest at the rate of 5.90% per annum.
Interest Payment Dates
February 15 and August 15, commencing August 15, 2025. Interest will accrue from December 17, 2024.
Optional Redemption
Prior to November 15, 2034 (the “2035 Par Call Date”), we may redeem the 2035 notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of  (1) a “make-whole” amount calculated by reference to the sum of the present values of the remaining scheduled payments of principal and interest on the 2035 notes being redeemed discounted to the date of redemption and (2) 100% of the principal amount of the 2035 notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the date of redemption.
On or after the 2035 Par Call Date, we may redeem the 2035 notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2035 notes being redeemed plus accrued and unpaid interest thereon to the date of redemption.
Prior to August 15, 2054 (the “2055 Par Call Date”), we may redeem the 2055 notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of  (1) a “make-whole” amount calculated by reference to the sum of the present values of the remaining scheduled payments of principal and interest on the 2055 notes being redeemed discounted to the date of redemption and (2) 100% of the principal amount of the 2055 notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the date of redemption.
On or after the 2055 Par Call Date, we may redeem the 2055 notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2055 notes being redeemed plus accrued and unpaid interest thereon to the date of redemption.
For more detail, see “Description of Notes—Optional Redemption” in this prospectus supplement.
Special Mandatory Redemption
If  (A) a Franklin Mountain Energy Termination Event occurs or if  (B) an Avant Termination Event occurs, then we will be required to redeem the 2035 notes at a redemption price equal to 101% of the principal amount of the 2035 notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. Additionally, if both a Franklin Mountain Energy Termination Event and an Avant Termination Event occur, then we will also be required to redeem the 2055 notes at a redemption price equal to 101% of the principal amount of the 2055 notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. For more detail, see “Description of Notes—Special Mandatory Redemption” in this prospectus supplement.
Ranking
The notes will be our senior unsecured obligations and will:
•
rank senior in right of payment to all of our future indebtedness that is expressly subordinated to the notes;

•
rank equally in right of payment with all of our existing and future senior indebtedness that is not subordinated;

•
be structurally subordinated to all indebtedness of our subsidiaries; and

•
be effectively subordinated to any of our future secured indebtedness, to the extent of the value of the collateral securing such indebtedness.

Covenants
We will issue the notes under an indenture, as supplemented, with U.S. Bank Trust Company, National Association as trustee. The indenture will, among other things, limit our ability and the ability of our subsidiaries to:
•
incur liens securing indebtedness; and

•
consolidate, merge or sell all or substantially all of our assets.

These covenants will be subject to a number of important exceptions and qualifications. For more detail, see “Description of Notes” in this prospectus supplement.
Absence of Public Market for
the Notes
Each series of notes will be a new issue of securities with no established trading market. We do not intend to apply for a listing of either series of notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice.
Use of Proceeds
We intend to use the net proceeds from this offering, together with cash on hand and borrowings under the Term Loan Agreement, to fund the cash consideration component of each of the Franklin Mountain Energy Transaction and the Avant Transaction and to pay fees and expenses related to the Transactions. The assets to be acquired in the Transactions comprise approximately 49,000 net acres in the Permian Basin, with approximately 400 to 550 net locations that are approximately 85% operated as of November 13, 2024. This offering is not conditioned upon the consummation of either the Franklin Mountain Energy Transaction or the Avant Transaction. The consummation of this offering is not a condition to the consummation of either the Franklin Mountain Energy Transaction or the Avant Transaction. The net proceeds may be invested temporarily in short-term marketable securities until they are used for their stated purpose. For more detail, see “Use of Proceeds.”
There can be no assurance that we will complete either of the Transactions on the terms described herein or at all. If  (A) a Franklin Mountain Energy Termination Event occurs or if  (B) an Avant Termination Event occurs, then we will be required to redeem the 2035 notes at a redemption price equal to 101% of the principal amount of the 2035 notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. Additionally, if both a Franklin Mountain Energy Termination Event and an Avant Termination Event occur, then we will also be required to redeem the 2055 notes at a redemption price equal to 101% of the principal amount of the 2055 notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. For more detail, see “Description of Notes—Special Mandatory Redemption” in this prospectus supplement.
Governing Law
The indenture and the notes will be governed by the laws of the State of New York.
Trustee
U.S. Bank Trust Company, National Association.
Form, Delivery and Denomination
The notes will be represented by one or more global notes registered in the name of DTC or its nominee. Beneficial interests in the notes will be evidenced by, and transfers thereof will be effected only through, records maintained by participants in DTC. The notes will be issued in minimum denominations of  $2,000 and integral multiples of $1,000 in excess thereof.
Risk Factors
In evaluating an investment in the notes, prospective investors should carefully consider, along with the other information contained or incorporated in this prospectus, the specific factors set forth under “Risk Factors” commencing on page S-8 of this prospectus supplement for risks involved with an investment in the notes.

RISK FACTORS
Any investment in the notes involves a high degree of risk. You should carefully consider the risks described below, and all of the information contained in or incorporated by reference into this prospectus supplement before deciding whether to purchase the notes. The risks and uncertainties described below and in such incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition or results of operations would suffer.
This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference also include forward-looking statements, which involve risks and uncertainties. Our actual results may differ substantially from those discussed in these forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement.
Risks Related to the Transactions
Completion of each of the Transactions is subject to a number of conditions, including certain conditions that may not be satisfied or completed on a timely basis or at all.
Completion of the Franklin Mountain Energy Transaction and the Avant Transaction is subject to a number of conditions, including, among other things, the termination or expiration of the applicable waiting periods under the HSR Act. Such conditions, some of which are beyond our control, may not be satisfied or waived in a timely manner or at all and, therefore, make the completion and timing of the completion of each of the Transactions uncertain. In addition, the parties to each of the Franklin Mountain Energy Purchase Agreement and the Avant Purchase Agreement have certain termination rights, which if exercised, will also result in the respective Transaction not being consummated.
If the Transactions are not completed, our ongoing business may be adversely affected and, without realizing any of the benefits of having completed the Transactions, we will be subject to a number of risks, including:
•
we will be required to pay our costs relating to the Transactions, such as legal, accounting and financial advisory, whether or not the Transactions are completed;

•
time and resources committed by our management to matters relating to the Transactions could otherwise have been devoted to pursuing other beneficial opportunities; and

•
the market price of our securities could decline to the extent that the current market price reflects a market assumption that the Transactions will be completed.

In addition to the above risks, if either Purchase Agreement is terminated and our board of directors seeks another acquisition, we may be unable to find a party willing to enter into a transaction as attractive to us as the Franklin Mountain Energy Transaction or the Avant Transaction.
The Franklin Mountain Energy Purchase Agreement and the Avant Purchase Agreement may be amended or modified without your consent.
Between the time of the issuance of the notes and the consummation of the Franklin Mountain Energy Transaction and the Avant Transaction, the parties to the respective Purchase Agreements or other related transaction documents may agree to modify or waive the terms or conditions of such documents without consent from the holders of the notes. The terms of the notes will not preclude the parties to the Purchase Agreements from making certain changes to the terms of either the Franklin Mountain Energy Purchase Agreement or the Avant Purchase Agreement or from waiving certain conditions to the Transactions that may adversely affect your investment in the notes. Accordingly, each Purchase Agreement may be amended or waived in a manner that is adverse to the interests of the holders of the notes, including an extension of the Franklin Mountain Energy Outside Date under the Franklin Mountain Energy Purchase Agreement, an extension of the Avant Outside Date under the Avant Purchase Agreement, a change in the purchase price under either of the respective Purchase Agreements, or a change to the structure of the Franklin Mountain Energy Transaction or the Avant Transaction.
We expect to incur significant transaction costs in connection with the Transactions, which may be in excess of those anticipated by us.
We have incurred and expect to continue to incur a number of non-recurring costs associated with negotiating and completing the Transactions. These may be substantial and, in some cases, will be borne by us whether or not the Transactions are completed. A substantial majority of non-recurring expenses will consist of transaction costs and include, among others, fees paid to financial, legal, accounting and other advisors. We will also incur costs related to formulating and implementing integration plans. We will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in connection with the Transactions and the integration of the Franklin Mountain Energy Entities and the Avant Sellers’ assets into our existing business. While we have assumed that a certain level of expenses would be incurred, there are many factors beyond our control that could affect the total amount or the timing of the expenses. The costs described above and any unanticipated costs and expenses, some of which will be borne by us even if the Transactions are not completed, could have an adverse effect on our financial condition and operating results.
The announcement and pendency of the Transactions may adversely affect our business, financial results and operations.
Whether or not the Transactions are completed, the announcement and pendency of the Transactions could cause disruptions to our business, as uncertainty regarding the completion of the Transactions may cause our commercial and vendor partners or others that deal with us to delay or defer certain business decisions or to decide to seek to terminate, change or renegotiate their relationships with us, which could negatively affect our revenues, earnings and cash flows. In addition, we have diverted significant management resources to focus on the Transactions, and the attention of our management may continue to be directed toward the completion of the Transactions as well as integration planning, which could otherwise have been devoted to day-to-day operations or to other opportunities that may have been beneficial to our business.
We may experience difficulties in integrating the Franklin Mountain Energy Entities and the Avant Sellers’ assets into our existing business and in realizing the anticipated benefits of the Transactions.
The success of the Transactions, if either is completed, will depend in part on our ability to integrate the Franklin Mountain Energy Entities and the Avant Sellers’ assets into our existing business in an efficient and effective manner. We may not be able to accomplish this integration process successfully. The integration process could take longer than anticipated and could result in the loss of key employees of the Franklin Mountain Energy Entities or the Avant Sellers, on whom we will be relying to provide various transition services for a period of time following the closing of the Transactions. In addition, if we are unable to successfully or timely integrate the Franklin Mountain Energy Entities or the Avant Sellers’ assets into our existing business, we may incur unanticipated liabilities and increased expenses or experience delays with regard to the planned integration period associated with the Transactions. Unforeseen issues with the integration process could further divert management’s attention and our financial resources away from our existing operations. Any of these issues could have a material adverse effect on our business, results of operations and financial condition.
Risks Relating to the Notes
We are dependent, in part, on the earnings of our subsidiaries to meet our financial obligations, including the repayment of the notes.
We hold a portion of our assets through direct and indirect ownership interests in, and conduct part of our business through, our subsidiaries. We rely, in part, on dividends or other distributions from our subsidiaries, together with cash generated from our own operations, to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Consequently, our ability to repay debt when due, including the notes, may depend on the earnings of our subsidiaries, as well as our ability to receive funds from our subsidiaries through dividends or other payments or distributions. The ability of our subsidiaries to pay dividends, repay intercompany debt or make other advances to us is subject to restrictions imposed by applicable laws (including bankruptcy laws), tax considerations and the terms of agreements governing our subsidiaries.
The notes are unsecured obligations and will be structurally subordinated to the liabilities of our subsidiaries.
The notes are general unsecured, senior obligations. We are a legal entity separate and distinct from our subsidiaries, and holders of the notes will be able to look only to us for payments on the notes. Our right to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise, and the ability of holders of the notes to benefit indirectly from that kind of distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. All obligations of our subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us.
The notes will be subject to prior claims of any future secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.
The notes will be general unsecured, senior obligations. The notes will be effectively subordinated to all future senior indebtedness secured by liens up to the extent of the value of the collateral securing such indebtedness. In the event of bankruptcy, liquidation, reorganization or other winding up or upon the acceleration of any senior secured indebtedness, the assets that secure such senior secured indebtedness will be available to pay obligations on the notes only after all indebtedness under such senior secured indebtedness has been repaid in full from such assets. Holders of the notes will participate in our remaining assets ratably with all of our unsubordinated unsecured creditors, including our trade creditors. The indenture governing the notes will permit us and our subsidiaries to incur additional debt, including secured debt, subject to certain limited covenants for secured debt. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes and our other unsubordinated unsecured creditors in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

There will be limited covenants in the indenture governing the notes that will restrict our ability to take actions that could negatively impact holders of the notes. The indenture will not contain any covenants that limit our ability to incur additional unsecured debt.
The indenture governing the notes will contain limited covenants, including those restricting our ability and the ability of certain of our subsidiaries to incur certain debt secured by liens. The limitations on incurring debt secured by liens will contain certain exceptions. The covenants in the indenture will not limit the amount of additional unsecured debt we or our subsidiaries may incur, including additional unsubordinated debt under the indenture or indebtedness under new or existing credit facilities and will not require us to maintain any financial ratios or specific levels of net worth, revenue, income, cash flows or liquidity. In light of the foregoing, holders of the notes may be effectively subordinated to any new debt we may incur. We may opportunistically raise additional capital, including through additional indebtedness, to fund our capital plan and ongoing operations. Further, the indenture will not contain provisions that would afford holders of the notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Our ability and the ability of our subsidiaries to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could adversely affect our capital structure or credit rating or have the effect of diminishing our ability to make payments on the notes when due. In addition, we and our subsidiaries are not restricted by the terms of the notes from repurchasing common stock or any subordinated indebtedness that we may incur in the future.
There is no established public trading market for the notes.
The notes of each series will constitute a new issue of securities with no established trading market. We do not currently intend to apply for listing of the notes on any securities exchange or automated quotation system. If a trading market does not develop or is not maintained, holders of notes may find it difficult or impossible to resell their notes. If a trading market were to develop, the trading prices of the notes may be volatile, depending on many factors, including prevailing interest rates, our operating results and financial condition, performance or prospects for companies in the same industry and the market for similar securities. The liquidity of any market for the notes will depend on the number of holders of those notes, the interest of securities dealers in making a market in those notes and other factors. Accordingly, there can be no assurance regarding any future development of a trading market for the notes or the ability of holders of the notes to sell their notes at all or the price at which such holders may be able to sell their notes.
If  (A) a Franklin Mountain Energy Termination Event occurs or if  (B) an Avant Termination Event occurs, then we will be required to redeem the 2035 notes at a special mandatory redemption price and may not have or be able to obtain all the funds necessary to redeem such 2035 notes. Additionally, if both a Franklin Mountain Energy Termination Event and an Avant Termination Event occur, then we will also be required to redeem the 2055 notes at a special mandatory redemption price and may not have or be able to obtain all the funds necessary to redeem such 2055 notes. In addition, if we are required to redeem either series of notes, you may not obtain your expected return on such redeemed notes.
Our ability to consummate the Transactions is subject to various closing conditions, certain of which are beyond our control, and we may not be able to consummate the Transactions within the timeframe specified in “Description of Notes—Special Mandatory Redemption,” or at all.
If  (A) a Franklin Mountain Energy Termination Event occurs or if  (B) an Avant Termination Event occurs, then we will be required to redeem the 2035 notes at a redemption price equal to 101% of the principal amount of the 2035 notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. Additionally, if both a Franklin Mountain Energy Termination Event and an Avant Termination Event occur, then we will also be required to redeem the 2055 notes at a redemption price equal to 101% of the principal amount of the 2055 notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. For more detail, see “Description of Notes—Special Mandatory Redemption.” However, there is no escrow account or security interest for the benefit of the noteholders, and it is possible that we will not have sufficient financial resources available to satisfy our obligations to redeem the notes required to be redeemed in connection with the Special Mandatory Redemption. In addition, even if we are able to redeem such notes pursuant to the provisions relating to the Special Mandatory Redemption, you may not obtain your expected return on the notes to be redeemed in connection therewith and may not be able to reinvest the proceeds from the Special Mandatory Redemption in an investment that results in a comparable return. Your decision to invest in such notes is made at the time of the offering of such notes. You will have no rights under the provisions relating to the Special Mandatory Redemption, with respect to the 2035 notes, if either a Franklin Mountain Energy Termination Event or an Avant Termination Event occurs or, with respect to the 2055 notes, if both a Franklin Mountain Energy Termination Event and an Avant Termination Event occur, nor will you have any right to require us to repurchase your notes if, between the closing of this offering and the closing of the Transactions, we experience any changes (including any material changes) in our business or financial condition or if the terms of the Transactions or financing thereof change (including in material respects).
Changes in our credit ratings or the financial and credit markets could adversely affect the market price of the notes.
The market price of the notes will be based on a number of factors, including:
•
time remaining before the maturity of the notes;

•
our ratings with major credit rating agencies;

•
the prevailing interest rates being paid by companies similar to us;

•
our operating results, financial condition, financial performance and future prospects; and

•
the overall condition of the financial and credit markets.

We cannot be sure that credit rating agencies will maintain their ratings on the notes. Credit rating agencies continually review their ratings for the companies that they follow, including us, and revise those ratings as they believe warranted. The credit rating agencies also evaluate the oil and gas industries as a whole and may change their credit rating for us based on their overall view of our businesses, including the prospects for our major end user markets. A negative change in our credit ratings could have an adverse effect on the price of the notes, which in turn could increase our borrowing costs and affect our ability to incur new indebtedness or refinance our existing indebtedness.
In addition, the condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Monetary policies and actions of the U.S. Federal Reserve and other central banks have had the effect of raising interest rates for borrowers in the past (including, in the case of the U.S. Federal Reserve, actions and policies designed to raise the federal funds rate). In the past, there have been significant disruptions in the global economy, including supply chain disruptions, volatile credit and capital market conditions. Fluctuations in these factors or a worsening of market conditions could have an adverse effect on the price of the notes.

Our credit ratings may not reflect all risks of your investment in the notes.
The credit ratings assigned to the notes are limited in scope and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. None of us, the Trustee nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of notes of any change in ratings.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $1,479 million, after deducting underwriting discounts and estimated expenses of the offering. We intend to use the net proceeds from this offering, together with cash on hand and borrowings under our Term Loan Agreement, to fund the cash consideration component of each of the Franklin Mountain Energy Transaction and the Avant Transaction and to pay fees and expenses related to the Transactions. The assets to be acquired in the Transactions comprise approximately 49,000 net acres in the Permian Basin, with approximately 400 to 550 net locations that are approximately 85% operated as of November 13, 2024. The net proceeds may be invested temporarily in short-term marketable securities until they are used for their stated purpose.
The consummation of this offering is not conditioned upon the consummation of either the Franklin Mountain Energy Transaction or the Avant Transaction. The consummation of this offering is not a condition to the consummation of either the Franklin Mountain Energy Transaction or the Avant Transaction.
There can be no assurance that we will complete the Transactions on the terms described herein or at all. If  (A) a Franklin Mountain Energy Termination Event occurs or if  (B) an Avant Termination Event occurs, then we will be required to redeem the 2035 notes at a redemption price equal to 101% of the principal amount of the 2035 notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. Additionally, if both a Franklin Mountain Energy Termination Event and an Avant Termination Event occur, then we will also be required to redeem the 2055 notes at a redemption price equal to 101% of the principal amount of the 2055 notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. For more detail, see “Description of Notes—Special Mandatory Redemption.”
The net proceeds from this offering will not be deposited into an escrow account pending completion of either of the Transactions or any Special Mandatory Redemption, nor will we be required to grant any security interest or other lien on those proceeds to secure any redemption of the notes.

CAPITALIZATION
The following table sets forth, as of September 30, 2024, our cash and cash equivalents and capitalization (1) on a historical basis and (2) as adjusted to give effect to this offering and the application of the net proceeds from this offering, together with cash on hand and borrowings under our Term Loan Agreement, to fund the cash consideration component of each of the Franklin Mountain Energy Transaction and the Avant Transaction, as described in “Use of Proceeds.”
You should read the following table along with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our condensed consolidated financial statements and the related notes and the other financial information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which are incorporated by reference into this prospectus supplement.
	September 30, 2024
	Actual	As Adjusted
	(In millions, except share data)
Cash and cash equivalents	$843	$366
Debt
Revolving credit facility	$—	$—
3.77% weighted-average private placement senior notes due September 18, 2026	250	250
3.90% senior notes due May 15, 2027(1)	750	750
4.375% senior notes due March 15, 2029(2)	500	500
5.60% senior notes due March 15, 2034	500	500
5.40% senior notes due February 15, 2035 offered hereby	—	750
5.90% senior notes due February 15, 2055 offered hereby	—	750
Bridge facility(3)	—	—
Term loan facility(4)	—	1,000
Unamortized premium (discount)	73	65
Unamortized debt issuance costs	(7)	(26)
Total debt	$2,066	$4,539
Stockholders’ equity
Common stock
Authorized–1.8 billion shares of $0.10 par value
Issued–735,880,153 shares (actual) and 776,775,078 shares (as adjusted) of $0.10 par value(5)	74	78
Additional paid-in capital	7,233	8,208
Retained earnings	5,716	5,716
Accumulated other comprehensive income	11	11
Total stockholders’ equity	$13,034	$14,013
Total capitalization	$15,100	$18,552
(1) Includes approximately $62.7 million aggregate principal amount of senior notes issued by Cimarex Energy Co., a Delaware corporation and our subsidiary (“Cimarex”).
(2) Includes approximately $66.8 million aggregate principal amount of senior notes issued by Cimarex.
(3) Assumes no borrowings under the Bridge Facility are used as a source of funds to finance a portion of the cash consideration component of each of the Franklin Mountain Energy Transaction and the Avant Transaction. The amount available under the Bridge

Facility will be automatically reduced, ratably, on a dollar-for-dollar basis by the net proceeds of the notes offered hereby. See “Recent Developments—Related Financing Transactions.”
(4) Reflects the principal amount of debt we expect to borrow under the Term Loan Agreement, if entered into, to fund a portion of the cash consideration component of each of the Franklin Mountain Energy Transaction and the Avant Transaction and to pay fees and expenses related to the Transactions. See “Recent Developments—Related Financing Transactions.”
(5) In connection with the closing of the Franklin Mountain Energy Transaction, we expect to issue 40,894,925 shares of our common stock (subject to certain purchase price adjustments) to the Franklin Mountain Energy Sellers to fund a portion of the consideration for the Franklin Mountain Energy Transaction, which is reflected in the table above.

DESCRIPTION OF NOTES
Each series of the notes will be issued under the Indenture dated as of October 7, 2021 (the “Base Indenture”), between Coterra, as issuer, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (the “Trustee”), as supplemented by a supplemental indenture to be entered into on the date the notes are first issued (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. Each series of the notes will be a new series of our debt securities described in the accompanying base prospectus.
The following is a summary of the terms of the notes and the Indenture and does not purport to describe every aspect of the notes and the Indenture. This summary is subject to and qualified in its entirety by reference to all of the provisions of the Indenture, including definitions of certain terms used in the Indenture. You should read the Base Indenture and, when available, the Supplemental Indenture and the notes, because they contain additional information and they, and not this description, will define your rights as a holder of the notes (other than as set forth in clause (11) under “—Amendments and Waivers”). In addition, you should read the section entitled “Description of Debt Securities” in the accompanying prospectus for a description of other material terms of the notes and the Indenture.
For more information, we refer you to the Base Indenture, the Supplemental Indenture and the forms of notes filed, or incorporated by reference, as exhibits to the registration statement, which includes this prospectus supplement, or available by request.
You will find the definitions of certain capitalized terms used in this section under the heading “—Certain Definitions.” For purposes of this description, references to “Coterra,” “we,” “our” and “us” refer only to Coterra Energy Inc. and not to our subsidiaries. Certain defined terms used in this section but not defined herein have the meanings assigned to them in the Indenture.
General
The Notes
The notes issued in this offering will be limited to $750,000,000 in principal amount, in the case of the 2035 notes, and $750,000,000 in principal amount, in the case of the 2055 notes, although we may issue an unlimited principal amount of additional notes of either series having identical terms, conditions and CUSIP number as such series of notes other than Issue Date, issue price and, if applicable, the first interest payment date (“Additional Notes”). Any Additional Notes will be part of the same series as such notes that we are currently offering and will vote on all matters with the holders of the notes of such series.
We currently have outstanding senior debt securities under the Base Indenture, and we may also from time to time issue other series of debt securities under the Base Indenture, in unlimited principal amount. To the extent any terms of the notes set forth in this “Description of Notes” are different than the terms described in the accompanying base prospectus, the terms in this “Description of Notes” will govern.
The notes will:
•
be general unsecured, senior obligations of Coterra;

•
be issued in minimum denominations of  $2,000 and integral multiples of  $1,000 in excess thereof;

•
be represented by one or more registered notes in global form, but in certain circumstances may be represented by notes in definitive form as described under “Book-Entry, Delivery and Form”;

•
rank senior in right of payment to all future Indebtedness that is expressly subordinated in right of payment to the notes;

•
rank equally in right of payment with all existing and future senior Indebtedness of Coterra that is not subordinated;

•
be structurally subordinated to all Indebtedness and obligations of Coterra’s Subsidiaries, including the outstanding notes issued by Cimarex (which will remain outstanding following the closing of this offering);

•
be effectively subordinated to all future senior Indebtedness secured by liens up to the extent of the value of the collateral securing such Indebtedness; and

•
in the case of the 2035 notes, will mature on February 15, 2035, and in the case of the 2055 notes, will mature on February 15, 2055.

Interest
Interest on the notes will be payable semi-annually and will:
•
accrue from the Issue Date or, if interest has already been paid, from the most recent interest payment date;

•
in the case of the 2035 notes, accrue at the rate of 5.40% per annum, and in the case of the 2055 notes, accrue at the rate of 5.90% per annum;

•
be payable in cash semi-annually in arrears on February 15 and August 15, commencing on August 15, 2025;

•
be payable to the holders of record as of the close of business on the February 1 and August 1, whether or not a Business Day, immediately preceding the related interest payment dates; and

•
be computed on the basis of a 360-day year comprising twelve 30-day months.

Payments on the Notes; Paying Agent and Registrar
We will pay principal of, premium, if any, and interest on the notes at the office or agency designated by Coterra in the Borough of Manhattan, The City of New York, except that we may, at our option, pay interest on the notes by check mailed to holders of the notes at their registered address as it appears in the Registrar’s books. Coterra will initially appoint the Trustee to act as Paying Agent and Registrar for the notes. We may, however, change the Paying Agent or Registrar of the notes without prior notice to the holders of the notes, and Coterra or any of its Subsidiaries may act as Paying Agent or Registrar.
We will pay principal of, premium, if any, and interest on the notes in global form registered in the name of or held by the Depositary Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If any scheduled date for a payment on the notes is not a Business Day, then the payment will be paid on the next succeeding Business Day without additional interest in respect of such delay.
Transfer and Exchange
A holder may transfer or exchange the notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by Coterra, the Trustee or the Registrar for any registration of transfer or exchange of the notes, but Coterra may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. Coterra is not required to transfer or exchange any note called for redemption. Also, Coterra is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.
The registered holder of any note will be treated as the owner of it for all purposes.
Special Mandatory Redemption
If  (A)(i) the consummation of the Franklin Mountain Energy Transaction does not occur on or before the later of  (a) the date that is ten business days after February 26, 2025 and (b) the date that is ten business days after the date to which the target closing date under the Franklin Mountain Energy Purchase Agreement may be extended (such later date, the “Franklin Mountain Energy Outside Date”), (ii) prior to the Franklin Mountain Energy Outside Date, the Franklin Mountain Energy Purchase Agreement is terminated or (iii) we otherwise notify the Trustee in writing that we will not pursue the consummation of the Franklin Mountain Energy Transaction (any such event described in clauses (A)(i)-(iii), a “Franklin Mountain Energy Termination Event”) or if  (B)(i) the consummation of the Avant Transaction does not occur on or before the later of  (a) the date that is ten business days after February 17, 2025 and (b) the date that is ten business days after any later date to which we and the Avant Sellers may agree to extend the outside date under the Avant Purchase Agreement (such later date, the “Avant Outside Date”), (ii) prior to the Avant Outside Date, the Avant Purchase Agreement is terminated or (iii) we otherwise notify the Trustee in writing that we will not pursue the consummation of the Avant Transaction (any such event described in clauses (B)(i)-(iii), an “Avant Termination Event”), then we will be required to redeem the 2035 notes (such redemption, a “2035 Notes Special Mandatory Redemption”), at a special mandatory redemption price equal to 101% of the principal amount of such notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”). Additionally, if both a Franklin Mountain Energy Termination Event and an Avant Termination Event occur, then we will also be required to redeem the 2055 notes (such redemption, a “2055 Notes Special Mandatory Redemption” and, together with the 2035 Notes Special Mandatory Redemption, a “Special Mandatory Redemption”) at the Special Mandatory Redemption Price.
In the event that we become obligated to redeem the notes of either series pursuant to the Special Mandatory Redemption, we will promptly, and in any event not more than ten Business Days after (i) a Franklin Mountain Energy Termination Event occurs, (ii) an Avant Termination Event occurs or (iii) both a Franklin Mountain Energy Termination Event and an Avant Termination Event occur, deliver written notice to the Trustee of the Special Mandatory Redemption and the date upon which such notes will be redeemed (the “Special Mandatory Redemption Date,” which date shall be no earlier than the third Business Day and no later than 30 days following the date of such notice) together with a notice of Special Mandatory Redemption for the Trustee to deliver to each registered holder of notes to be redeemed. The Trustee will then promptly mail or deliver electronically if such notes are held by any depositary (including, without limitation, DTC) in accordance with such depositary’s customary procedures, such notice of Special Mandatory Redemption to each registered holder of notes to be redeemed at its registered address. Unless we default in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the notes to be redeemed.
At or prior to 10:00 a.m., New York City time, on the Special Mandatory Redemption Date, Coterra will deposit with the Trustee funds sufficient to pay the Special Mandatory Redemption Price for all of the notes to be redeemed. If such deposit is made as provided above, the notes will cease to bear interest on and after the Special Mandatory Redemption Date. Upon the occurrence of the closing of the Transactions, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply.
Optional Redemption
Optional Redemption of the 2035 Notes
Prior to November 15, 2034 (the “2035 Par Call Date”), Coterra may redeem the 2035 notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2035 notes matured on the 2035 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points, less (b) interest accrued to the date of redemption, and

(2)
100% of the principal amount of the 2035 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the 2035 Par Call Date, Coterra may redeem the 2035 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2035 notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
Optional Redemption of the 2055 Notes
Prior to August 15, 2054 (the “2055 Par Call Date”), Coterra may redeem the 2055 notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2055 notes matured on the 2055 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less (b) interest accrued to the date of redemption, and

(2)
100% of the principal amount of the 2055 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the 2055 Par Call Date, Coterra may redeem the 2055 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2055 notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by Coterra in accordance with the following two paragraphs.
For each series of notes, the Treasury Rate shall be determined by Coterra after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, Coterra shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date H.15 TCM is no longer published, Coterra shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, Coterra shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Coterra shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Coterra’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no duty to verify Coterra’s calculation of the Treasury Rate or the redemption price.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. Notwithstanding anything herein to the contrary, notices may be mailed (or to the extent permitted or required by applicable DTC procedures or regulations with respect to global notes, sent electronically) more than 60 days prior to a redemption date if the notice is issued in connection with a covenant defeasance or legal defeasance with respect to the notes or a satisfaction and discharge of the Indenture with respect to the notes. Notice of any redemption may, at Coterra’s discretion, be subject to one or more conditions precedent specified in the notice of redemption.
A notice of redemption need not set forth the exact redemption price but only the manner of calculation thereof.

In the case of a partial redemption of notes of a series, selection of the notes for redemption will be made (a) if such notes are held in global form, in accordance with the procedures of DTC or (b) if such notes are held in certificated form, on a pro rata basis. No notes of a principal amount of  $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC, Euroclear System, or Clearstream Banking, société anonyme (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Other than as set forth in “—Special Mandatory Redemption,” Coterra is not required to make mandatory redemption payments or sinking fund payments with respect to the notes.
Coterra and its Subsidiaries and affiliates may acquire the notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.
Unless Coterra defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Certain Covenants
Limitation on Liens
Coterra will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, Incur, or suffer or permit to exist, any Lien securing Funded Debt (other than Permitted Liens) upon any of its property or assets (including, without limitation, Capital Stock of Subsidiaries), or income or profits therefrom, whether owned on the Issue Date or acquired after that date, unless contemporaneously with the creation, Incurrence or assumption of such Lien effective provision is made to secure the Indebtedness due under the Indenture and the notes equally and ratably with (or senior in priority to in the case of Liens with respect to Funded Debt that is expressly subordinated to the notes) the Funded Debt secured by such Lien for so long as such Funded Debt is so secured.
Notwithstanding the preceding paragraph, we may, and may permit any Subsidiary of ours to, directly or indirectly, create, Incur, or suffer or permit to exist, any Lien securing Funded Debt without securing the notes; provided that the aggregate principal amount of such Funded Debt secured by such Lien, together with the aggregate outstanding principal amount of all other Funded Debt of ours and any Subsidiary of ours secured by any Liens (other than Permitted Liens), does not at the time such Funded Debt is created, Incurred or assumed exceed the greater of  (i) 15% of Consolidated Net Tangible Assets at such time and (ii) $3.5 billion
SEC Reports
Coterra will furnish or file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that Coterra is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If Coterra is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, Coterra will furnish to all holders of the notes and prospective purchasers of the notes designated by the holders of the notes, promptly on their request, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act. For purposes of this covenant, Coterra will be deemed to have furnished such reports and information to, or filed such reports and information with, the Trustee and the holders of notes and bona fide prospective purchasers as required by this covenant if it has filed such reports or information with the SEC via the EDGAR filing system or otherwise made such reports or information publicly available on a freely accessible page on Coterra’s website.
Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any report required by this covenant shall be deemed cured (and Coterra shall be deemed to be in compliance with this covenant) upon filing or posting such report as contemplated by this covenant (but without regard to the date on which such report is so filed or posted).
Delivery of reports, information and documents to the Trustee under the Indenture is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive knowledge or notice of any information contained therein, or determinable from information contained therein, including Coterra’s compliance with any of its covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate). The Trustee shall have no duty to monitor or confirm, on a continuing basis or otherwise, Coterra’s or any other person’s compliance with any of the covenants under the Indenture, to determine whether Coterra posts reports, information or documents on the SEC’s website, Coterra’s website or otherwise, to collect any such information from the SEC’s website, Coterra’s website or otherwise, to review or analyze reports delivered to it to ensure compliance with the provisions of the Indenture, to ascertain the correctness or otherwise of the information or statements contained therein or to participate in any conference calls.
Events of Default
Each of the following is an Event of Default with respect to the notes of each series:
(1)   default in any payment of interest on any note of such series when due, continued for 30 days;
(2)   default in the payment of principal of or premium, if any, on any note of such series when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;
(3)   failure by Coterra to comply with its obligations under “Description of Debt Securities—Certain Covenants—Merger and Consolidation” in the accompanying base prospectus;
(4)   failure by Coterra to comply (a) for 180 days after notice as provided below with its obligations under “Description of Notes—Certain Covenants—SEC Reports” or (b) for 60 days after notice as provided below with its other agreements contained in the Indenture or the notes;
(5)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Coterra (or the payment of which is guaranteed by Coterra), other than Indebtedness owed to a Subsidiary, whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default:
(a)   is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or
(b)   results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);
and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is an outstanding uncured payment default or the maturity of which has been and remains so accelerated, aggregates $150.0 million or more; or

(6)   certain events of bankruptcy, insolvency or reorganization of Coterra (the “bankruptcy provisions”).
However, a default under clause (4) of this paragraph will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the then outstanding notes of such series notify Coterra in writing of the default and Coterra does not cure such default within the time specified in clause (4) of this paragraph after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”
If an Event of Default (other than an Event of Default described in clause (6) above) occurs with respect to a series of notes and is continuing, the Trustee by written notice to Coterra, or the holders of at least 25% in principal amount of the then outstanding notes of such series by written notice to Coterra and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal and accrued and unpaid interest, if any, on all such notes to be due and payable. Such notice must specify the Event of Default and state that such notice is a “Notice of Acceleration.” Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the notes of a series because an Event of Default described in clause (5) under “—Events of Default” has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled if the default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by Coterra or waived by the holders of the relevant Indebtedness within 20 days after the written notice of declaration of acceleration of the applicable notes with respect thereto is received by Coterra and if  (1) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal or interest on the notes that became due solely because of the acceleration of such notes, have been cured or waived. If an Event of Default described in clause (6) above occurs and is continuing, the principal and accrued and unpaid interest, if any, on all the notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding notes of the applicable series may waive all past defaults (except with respect to nonpayment of principal, premium, if any, or interest) and rescind any such acceleration with respect to the notes and its consequences if  (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal, premium, if any, and interest on such notes that have become due solely by such declaration of acceleration, have been cured or waived.
Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the notes of a series unless:
(1)   such holder has previously given the Trustee notice that an Event of Default is continuing;
(2)   holders of at least 25% in principal amount of the then outstanding notes of such series have requested the Trustee to pursue the remedy;
(3)   such holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
(4)   the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)   the holders of a majority in principal amount of the then outstanding notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60 day period.
Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes of a series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such series. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law, the Indenture or the notes, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability (it being understood that the Trustee does not have any affirmative duty to ascertain whether or not such direction is unduly prejudicial to such holders). Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
The Indenture provides that if a Default with respect to a series of notes occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee must mail (or to the extent permitted or required by applicable DTC procedures or regulations with respect to global notes, send electronically) to each holder of such notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal, premium, if any, or interest on any note, the Trustee may withhold from the holders of notes notice of any continuing Default if and so long as the board of directors or a committee of the board of directors of the Trustee, a committee of its Responsible Officers or a Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interests of the holders of notes. In addition, Coterra is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. Coterra also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute a Default, unless such Default has been cured or waived before the end of the 30-day period, their status and what action Coterra is taking or proposing to take in respect thereof.
Amendments and Waivers
Except as provided in the next two succeeding paragraphs, the Indenture and the rights of holders of notes (and any other debt securities issued under the Indenture) may be changed, modified, amended or supplemented, and any past default or compliance with any provisions may be waived, with the consent (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, such debt securities) of  (i) the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Indenture voting as a single class or (ii) if fewer than all outstanding debt securities issued under the Indenture are affected by such change, modification, amendment, supplement or waiver, the holders of not less than a majority in principal amount of the outstanding securities so affected by such change, modification, amendment, supplement or waiver voting as a single class.
However, without the consent of each holder of an outstanding note affected, no amendment, supplement or waiver may (with respect to any notes held by a non-consenting holder):
(1)   reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)   reduce the stated rate of interest or extend the stated time for payment of interest on any note;
(3)   reduce the principal of or extend the Stated Maturity of any note;
(4)   waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);
(5)   reduce the premium payable upon the redemption or repurchase of any notes or change the time at which any note may be redeemed or repurchased as described above under “—Optional Redemption” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(6)   make any notes payable in money other than that stated in the notes;
(7)   impair the right of any holder to receive payment of principal, premium, if any, and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes; or
(8)   make any change in the amendment or waiver provisions which require each holder’s consent.
Notwithstanding the foregoing, without the consent of any holder of notes, Coterra and the Trustee may amend or supplement the Indenture and the notes to:
(1)   cure any ambiguity, omission, defect or inconsistency;
(2)   provide for the assumption by a successor entity of the obligations of Coterra under the Indenture or the notes in accordance with “Description of Debt Securities—Certain Covenants—Merger and Consolidation” in the accompanying base prospectus;
(3)   provide for or facilitate the issuance of uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code);
(4)   add Guarantees with respect to the notes;
(5)   secure the notes;
(6)   add covenants of Coterra or another obligor under the Indenture or the notes, or Events of Default for the benefit of the holders of the notes or to make changes that would provide additional rights to the holders of the notes or to surrender any right or power conferred upon Coterra or another such obligor;
(7)   make any change that does not adversely affect the legal or contractual rights of any holder under the Indenture or the notes;
(8)   evidence and provide for the acceptance of an appointment under the Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of the Indenture;
(9)   provide for the issuance of Additional Notes permitted to be issued under the Indenture;
(10)   comply with the rules of any applicable securities depositary; or
(11)   conform the text of the Indenture or the notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture or the notes.

The consent of the holders of affected notes is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any holder of notes given in connection with a tender of such holder’s notes will not be rendered invalid by such tender. After an amendment, supplement or waiver under the Indenture for which the consent of the holders of notes is required becomes effective, Coterra is required to mail (or to the extent permitted or required by applicable DTC procedures or regulations with respect to global notes, send electronically) to the holders of notes a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the holders of notes, or any defect in the notice will not impair or affect the validity of any amendment, supplement or waiver.
Defeasance
Coterra may, at its option and at any time, elect to have all of its obligations discharged with respect to any of the outstanding notes of a series issued under the Indenture (“legal defeasance”) except for:
(1)   the rights of holders to receive payments in respect of the principal, premium, if any, and interest on such notes when such payments are due, solely out of the trust referred to below;
(2)   Coterra’s obligations with respect to such notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for note payments held in trust;
(3)   the rights, powers, trusts, duties and immunities of the Trustee, and Coterra’s obligations in connection therewith; and
(4)   the legal defeasance provisions of the Indenture.
Coterra at any time may discharge its obligations described under the covenants described under “—Certain Covenants” (“covenant defeasance”) with respect to the notes.
Coterra may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Coterra exercises its legal defeasance option, payment of such notes may not be accelerated because of an Event of Default with respect to the notes. If Coterra exercises its covenant defeasance option with respect to a series of such notes, payment of such notes may not be accelerated because of an Event of Default specified in clauses (4) (only with respect to covenants that are released as a result of such covenant defeasance) and (5).
In order to exercise either defeasance option, Coterra must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including, without limitation, delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of such notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.
If Coterra fails to comply with its remaining obligations under the Indenture with respect to the notes following a covenant defeasance and the notes are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government

Obligations on deposit with the Trustee may be insufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default; however, Coterra will remain liable in respect of such payments.
Satisfaction and Discharge
The Indenture (as it relates to the notes of either series) will be discharged and will cease to be of further effect when (a) all notes have been delivered to the Trustee for cancellation, or (b) all such notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year and in the case of  (b) above, Coterra has irrevocably deposited or caused to be deposited with such Trustee, as trust funds in trust solely for the benefit of such holders, cash in U.S. dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such notes not theretofore delivered to the Trustee for cancellation for principal and accrued interest, if any, to the date of maturity or redemption, as the case may be, and in each case certain other requirements specified in the Indenture are satisfied.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, manager, member, partner, incorporator or stockholder of Coterra, as such, shall have any liability for any obligations of Coterra under the notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Concerning the Trustee
U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) is the Trustee under the Indenture and has been appointed by Coterra as Registrar and Paying Agent with regard to the notes. U.S. Bank National Association serves as a syndication agent and as a lender under Coterra’s credit agreement. The Trustee assumes no responsibility for the accuracy or completeness of the information contained in this prospectus or the related documents.
Governing Law
The Indenture will provide that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.
Certain Definitions
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including, without limitation, any preferred stock and limited liability company or partnership interests (whether general or limited) of such Person, but excluding any debt securities convertible or exchangeable into such equity.
“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Net Tangible Assets” means at any date of determination, the total amount of assets of Coterra and its Subsidiaries (less applicable depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset accounts under GAAP) after deducting therefrom:
(1)   all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of Funded Debt); and
(2)   the value of all goodwill, trade names, trademarks, patents, and other like intangible assets, all as set forth on our consolidated balance sheet as of a date no earlier than the date of Coterra’s latest available annual or quarterly consolidated financial statements prepared in accordance with GAAP.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Funded Debt” means, in respect of any Person, all Indebtedness Incurred by such Person, which matures, or is renewable by such Person to a date, more than one year after the date as of which Funded Debt is being determined.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
(1)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
(2)   entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof  (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“holder” means a Person in whose name a note is registered on the Registrar’s books.
“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.
“Indebtedness” means, with respect to any Person on any date of determination, any obligation of such Person, whether contingent or otherwise, for the repayment of borrowed money and any Guarantee thereof.

“Issue Date” means the date the notes are first issued under the Indenture.
“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction. For the avoidance of doubt, in no event shall (1) an operating lease be deemed to constitute a Lien and (2) a contract that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of ASC 842 be deemed to constitute a Lien.
“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Corporate Secretary of Coterra.
“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Corporate Secretary of Coterra.
“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Coterra.
“Permitted Liens” means, with respect to any Person:
(1)   any Lien in favor of the Trustee for the benefit of the Trustee or the holders of the notes or otherwise securing the notes, or Liens on funds held in trust for the benefit of third parties;
(2)   pledges or deposits or other security made or provided by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public, regulatory or statutory obligations of such Person or deposits of cash or Cash Equivalents to secure performance, surety, appeal or similar bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent;
(3)   Liens imposed by law, including, without limitation, carriers’, warehousemen’s, suppliers’, mechanics’, materialmen’s, repairmen’s and similar Liens arising in the ordinary course of business;
(4)   Liens for taxes, assessments or other governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith by appropriate negotiations or proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;
(5)   Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;
(6)   Liens on property to secure (i) all or any portion of the cost of acquiring, constructing, altering, improving, or repairing any property or assets, real or personal, or improvements used in connection with such property, and (ii) Indebtedness incurred by Coterra or any Subsidiary to provide funds for the activities set forth in clause (i) above; provided that the aggregate principal amount of Indebtedness secured by such Liens does not exceed the cost of the assets or property so acquired, constructed or improved and such Liens are created within 360 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of Coterra or any Subsidiary other than such assets or property and assets affixed or appurtenant thereto;
(7)   judgment Liens; provided that any such judgment Lien (i) has not and does not, together with other judgment Liens, give rise to an Event of Default and (ii) is adequately bonded (or any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor) and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;
(8)   Liens on property, assets or Capital Stock of a Person at the time such Person becomes a Subsidiary; provided that any such Lien may not extend to any other property or assets owned by Coterra or any other Subsidiary;
(9)   Liens on property, assets or Capital Stock of a Person at the time Coterra or a Subsidiary acquired the property, asset or Capital Stock, including any acquisition by means of a merger or consolidation with or into Coterra or any Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property or asset owned by Coterra or any Subsidiary;
(10)   Liens securing Indebtedness or other obligations of a Subsidiary owing to Coterra or any other Subsidiary;
(11)   Liens under industrial revenue, municipal or similar bonds;
(12)   any Lien resulting from the deposit of moneys or evidence of Indebtedness in trust for the purpose of defeasing or discharging Indebtedness of Coterra or any Subsidiary;
(13)   Liens existing on the Issue Date; and
(14)   Liens securing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify (or successive refinancings, refundings, replacements, amendments, extensions or modifications), as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (6), (8), (9), (12) or (13) of this definition, provided that any such Lien is limited to all or part of the same property or assets or class of property assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced, refunded, replaced, amended, extended or modified.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.
“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Stated Maturity” means, with respect to any security or Indebtedness, the date specified in such security or Indebtedness as the fixed date on which the payment of principal of such security or Indebtedness is due and payable, including, without limitation, pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” with respect to any Person, means any (1) corporation of which the outstanding capital stock having a majority of the votes entitled to be cast in the election of directors, managers or trustees of such corporation under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or any other Person of which a majority of the voting interests under ordinary circumstances is at the time, directly or indirectly, owned by such Person or (2) partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

BOOK-ENTRY, DELIVERY AND FORM
We have obtained the information in this section concerning DTC, Clearstream Banking, S.A., Luxembourg (“Clearstream, Luxembourg”) and Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.
The notes of each series will be represented by one or more global notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes initially will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below. You may hold your interests in the Global Notes in the United States through DTC, or in Europe through Clearstream, Luxembourg or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the Global Notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream, Luxembourg’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.
The notes may be presented for registration of transfer and exchange at the offices of the Registrar.
Depository Procedures
The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants (including Clearstream,

Luxembourg or Euroclear). The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants (including Clearstream, Luxembourg or Euroclear).
DTC has also advised us that, pursuant to procedures established by it:
(1)   upon deposit of the Global Notes, DTC will credit the accounts of participants designated by the underwriters with portions of the principal amount of the Global Notes;
(2)   ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants, including Clearstream, Luxembourg and Euroclear (with respect to other owners of beneficial interests in the Global Notes); and
(3)   Investors in the Global Notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants (including Clearstream, Luxembourg and Euroclear), the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Trustee nor any agent of us or the Trustee has or will have any responsibility or liability for:
(1)   any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global Notes; or
(2)   any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.
DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants (including Clearstream, Luxembourg and Euroclear) with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its participants (including Clearstream, Luxembourg and Euroclear), in identifying the beneficial owners of the notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Neither we nor the Trustee, nor any of our respective agents, shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, any agent member or other member of, or a participant in, DTC or other person with respect to the accuracy of the records of DTC or any nominee or participant or member thereof, with respect to any ownership interest in the notes or with respect to the delivery to any agent member or other participant, member, beneficial owner or other person (other than DTC) of any notice or the payment of any amount or delivery of any notes (or other security or property) under or with respect to such notes. All notices and communications to be given to the holders and all payments to be made to holders in respect of the notes shall be mailed or otherwise given or made only to or upon the order of the registered holders (which shall only be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any global note shall be exercised only through DTC, subject to its applicable rules and procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its agent members and other members, participants and any beneficial owners.
Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.
DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the Global Notes for Legend Notes in certificated form, and to distribute such notes to its participants.
Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants, they are under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. Neither we, the Trustee nor any agent of us or the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants (including Clearstream, Luxembourg and Euroclear), of their respective obligations under the rules and procedures governing their operations.
Transfers within and among Book-Entry Systems
Transfers between DTC’s direct participants will occur in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with their respective applicable rules and operating procedures.
DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant

European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.
Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if:
(1)   DTC (A) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed; or
(2)   there has occurred and is continuing a default with respect to the notes and DTC requests the issuance of Certificated Notes.
In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Exchange of Certificated Notes for Global Notes
Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.
Same Day Settlement and Payment
We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Clearstream, Luxembourg customer or Euroclear participant purchasing an interest in a Global Note from another customer or participant will be credited, and any such crediting will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in a Global Note by or through a Clearstream, Luxembourg customer or Euroclear participant to another customer or participant will be received with value on the settlement date of DTC but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following general discussion summarizes certain U.S. federal income tax considerations that may be relevant to the purchase, ownership and disposition of the notes. This discussion is a summary and does not purport to be an analysis of all aspects of U.S. federal income taxes that may be relevant to the purchase, ownership and disposition of the notes. This discussion also does not address the U.S. federal income tax consequences that may be important to a particular holder in light of the holder’s special circumstances, or to certain categories of holders that may be subject to special rules, such as:
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dealers in securities or foreign currency;

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tax-exempt entities, including retirement plans and pension funds;

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banks or other financial institutions;

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thrifts;

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regulated investment companies;

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real estate investment trusts;

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traders in securities that elect to use the mark-to-market method of accounting for their securities;

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insurance companies;

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persons that hold the notes as part of a “straddle,” a “hedge,” a “conversion transaction” or other synthetic security or integrated transaction;

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U.S. holders (as defined below) liable for alternative minimum tax;

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expatriates;

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U.S. holders that have a “functional currency” other than the U.S. dollar;

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U.S. holders required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an “applicable financial statement” (within the meaning of Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”)); and

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pass-through entities (e.g., partnerships) or investors who hold the notes through pass-through entities.

In addition, this discussion is limited to initial beneficial owners who purchase the notes for cash at their original issue price (that is, the first price at which a substantial amount of the applicable series of notes is sold to investors, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets (generally property held for investment). This discussion does not address the effects of other U.S. federal tax laws (such as estate and gift tax laws), the “Medicare Tax” on net investment income or any state, local or foreign, tax laws or income tax treaties.
If a partnership, including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of the notes, the tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and upon certain determinations made at the partner level. Partnerships considering purchasing the notes and partners therein should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.
This discussion is based upon the Code, Treasury regulations, rulings and pronouncements of the Internal Revenue Service (the “IRS”) and judicial decisions, each as now in effect, and all of which are subject to change (possibly on a retroactive basis). We have not and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the U.S. federal income tax consequences of the purchase, ownership or disposition of the notes which are different from those discussed below.
Potential purchasers of the notes are urged to consult their tax advisors with regards to the application of the tax considerations discussed below to their particular situation, and the application of the U.S. federal estate or gift tax laws or of any state, local, foreign or other tax laws or income tax treaties.
Certain Additional Payments
We may elect or be obligated to redeem the notes prior to maturity or pay amounts in excess of the stated interest or principal on the notes, including as described under “Description of Notes—Special Mandatory Redemption” and “Description of Notes—Optional Redemption.” These contingencies may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” We do not intend to treat the possibility of such contingencies as causing the notes to be treated as contingent payment debt instruments. A holder that takes a different position may be required to disclose such position to the IRS in the manner required by applicable Treasury regulations. Assuming our position is respected, any such additional payments generally would be taxable at the time such payments are received or accrued, in accordance with the holder’s method of accounting for tax purposes. Our position that the notes are not contingent payment debt instruments is not binding on the IRS, and if the IRS were to successfully challenge this position, a holder might be required to accrue interest income at a higher rate than the stated interest rate on the notes, and to treat as ordinary interest income any gain realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Holders should consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.
U.S. Holders
This section summarizes certain U.S. federal income tax aspects of the purchase, ownership and disposition of the notes by U.S. holders. A “U.S. holder” is a beneficial owner of notes that, for U.S. federal income tax purposes, is:
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an individual U.S. citizen or resident alien;

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a corporation (or other entity taxable as a corporation) that is created or organized under the laws of the United States, any of its states or the District of Columbia;

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an estate if its income is subject to U.S. federal income taxation regardless of its sources; or

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a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or the trust has a valid election in effect under the applicable Treasury regulations to be treated as a U.S. person.

Taxation of Interest
Payments of interest on the notes are generally taxable to U.S. holders as ordinary income:
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when the interest accrues, if the U.S. holder uses the accrual method of accounting for U.S. federal income tax purposes; or

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when the payments are received, if the U.S. holder uses the cash method of accounting for U.S. federal income tax purposes.

Sale or Other Disposition of Notes
A U.S. holder generally will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note in an amount equal to the difference (if any) between (i) the amount of cash proceeds and the fair market value of any property received by such U.S. holder in exchange for the note (other than any amount attributable to accrued but unpaid interest, which will be treated as interest income), and (ii) such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally is the price such U.S. holder paid for the note. Any such gain or loss on a taxable disposition of a note as described above will generally constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder held such note for more than one year at the time of disposition. The long-term capital gains of individuals, estates and trusts currently are subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.
Non-U.S. Holders
This section summarizes certain U.S. federal income tax aspects of the purchase, ownership and disposition of the notes by non-U.S. holders. A “non-U.S. holder” is a beneficial owner of notes that is for U.S. federal income tax purposes an individual, corporation, estate or trust and is not a U.S. holder.
Interest on the Notes
Subject to the discussion of backup withholding and FATCA (as defined below) withholding below, payments of interest on a note to any non-U.S. holder will generally not be subject to U.S. federal income tax and will be exempt from withholding of U.S. federal income tax under the “portfolio interest” exemption provided that interest on the notes is not effectively connected with a U.S. trade or business conducted by the non-U.S. holder and:
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the non-U.S. holder is not an actual or constructive owner of 10% or more of the total voting power of all our voting stock;

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the non-U.S. holder is not a controlled foreign corporation related (actually or constructively) to us through stock ownership; and

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the applicable withholding agent receives:

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from the non-U.S. holder, a properly completed Internal Revenue Service (“IRS”) Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form), which provides the non-U.S. holder’s name and address and certifies under penalties of perjury that the non-U.S. holder is not a United States person; or

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from a securities clearing organization, bank or other financial institution that holds the notes in the ordinary course of its trade or business (a “financial institution”) on behalf of the non-U.S. holder, a certification under penalties of perjury that such IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) has been received by it, or by another such financial institution, from the non-U.S. holder, and a copy of the IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) is furnished to the payor.

Special rules apply to foreign estates and trusts, and in certain circumstances certifications as to the foreign status of trust owners or beneficiaries may have to be provided to a withholding agent. In addition, special rules apply to holders who hold notes through “qualified intermediaries” within the meaning of U.S. federal income tax laws.
If interest on a note is effectively connected with the conduct by a non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment or a fixed base in the United States) then such interest generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally (and, if realized by corporate holders, may also be subject to a branch profits tax at a 30% rate or such lower rate as may be available pursuant to an applicable income tax treaty). If interest is subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, payments of such interest will not be subject to U.S. withholding tax so long as the holder provides the applicable withholding agent with a properly completed IRS Form W-8ECI (or successor form).
A non-U.S. holder that does not qualify for an exemption from withholding under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax at the rate of 30% on payments of interest on the notes, unless the holder provides the applicable withholding agent with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) claiming an exemption from or reduction in withholding under an applicable income tax treaty.
Non-U.S. holders should consult their tax advisors about any applicable income tax treaties, which may provide for an exemption from or a lower rate of withholding tax, an exemption from or reduction of branch profits tax, or other rules different from those described above.
Sale or Other Disposition of Notes
Subject to the discussions of backup withholding and FATCA withholding below, any gain realized by a non-U.S. holder on the sale, exchange, redemption, retirement or other taxable disposition of a note generally will not be subject to U.S. federal income tax, unless:
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such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment or a fixed base in the United States); or

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the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

If the first bullet point applies, the non-U.S. holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. holder, as described above, unless an applicable income tax treaty provides otherwise. In addition, if such non-U.S. holder is a corporation, such non-U.S. holder may also be subject to the branch profits tax described above. If the second bullet point applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale, exchange, redemption, retirement or other disposition of the notes) exceed capital losses allocable to U.S. sources. To the extent that any portion of the amount realized on sale, exchange, redemption, retirement or other taxable disposition of a note is attributable to accrued but unpaid interest on the note, this amount generally will be taxed in the same manner as described above in “— Interest on the Notes.”
Information Reporting and Backup Withholding
Payments of principal and interest on, or the proceeds of the sale or other disposition of, the notes may be subject to information reporting. In the case of a non-U.S. holder, copies of information returns reporting payments of interest (and any taxes withheld) also may be made available to the tax authorities of the country in which such non-U.S. holder resides or is established under the provisions of a specific treaty or agreement. In addition, payments to a U.S. holder generally will be subject to U.S. federal backup withholding tax unless the U.S. holder supplies a taxpayer identification number, certified under penalties of perjury, as well as certain other information, or the U.S. holder otherwise establishes an exemption from backup withholding. A non-U.S. holder may be required to comply with certification procedures to establish that such person is not a U.S. person in order to avoid backup withholding tax with respect to payments on, or the proceeds from the disposition of, notes. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowable as a refund or a credit against the holder’s U.S. federal income tax liability (if any), provided required information is furnished to the IRS.
FATCA Withholding
Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance issued thereunder (referred to as “FATCA”) impose a 30% U.S. federal withholding tax on payments of interest on the notes, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into, and complies with, an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of the notes might be eligible for refunds or credits of such taxes.
While the FATCA withholding tax would have originally applied to payments of gross proceeds from the sale or other disposition of notes after January 1, 2019, the proposed Treasury regulations provide that the FATCA withholding tax does not apply to such gross proceeds from the sale or other disposition of notes. According to the preamble to such proposed Treasury regulations, taxpayers generally may rely on the proposed Treasury regulations until final Treasury regulations are issued (which regulations could be subject to change).
Potential holders are encouraged to consult with their own tax advisors regarding the implications of FATCA on an investment in the notes.
THE PRECEDING DISCUSSION OF CERTAIN U.S. INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE POTENTIAL HOLDERS TO CONSULT THEIR OWN TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).
This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial rulings) as of the date of this offering. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice. Accordingly, each prospective investor should consult with his, her or its own counsel in order to understand the issues relating to ERISA and the Code that affect or may affect the investor with respect to this investment.
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation:
•
whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

•
whether, in making the investment, the ERISA Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

•
whether the investment is permitted under the terms of the applicable documents governing the Plan;

•
whether in the future there may be no market in which to sell or otherwise dispose of the notes; and

•
whether the purchase or holding of notes will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (please see discussion under “—Prohibited Transaction Issues” below).

Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest”

under ERISA or “disqualified persons” under Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
The purchase or holding of the notes by an ERISA Plan with respect to which the issuer, a guarantor or an underwriter, or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or both, unless the investment is purchased and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. These class exemptions include, without limitation, PTCE 75-1, respecting certain transactions involving ERISA Plans and broker-dealers, reporting dealers and banks, PTCE 84-14, as amended, respecting certain transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting certain investments by insurance company pooled separate accounts, PTCE 91-38, respecting certain investments by bank collective investment funds, PTCE 95-60, respecting certain life insurance company general accounts, and PTCE 96-23, respecting certain transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that (i) neither the issuer of the securities nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and (ii) the ERISA Plan pays no more than adequate consideration in connection with the transaction.
Each of these class or statutory exemptions contains conditions and limitations with respect to its application and neither provides relief from the self-dealing prohibitions under ERISA and the Code. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Accordingly, the fiduciary of a Plan that is considering purchasing or holding the notes in reliance on any of these (or any other) exemptions should carefully review the exemption and consult with the fiduciary’s counsel to confirm that the exemption is applicable. There can be no, and we do not provide any, assurance that any of these exemptions or any other exemption will be available with respect to the purchase or holding of the notes, or that all of the conditions of any such exemptions will be satisfied.
Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.
Representation
Accordingly, by its purchase and acceptance of a note (or any interest therein), each person or subsequent transferee of a note will be deemed to represent and warrant by its purchase and holding thereof that either (i) no portion of the assets used by such purchaser or transferee to purchase or hold the notes (or any interest therein) constitutes assets of any Plan or (ii) the purchase, holding and subsequent disposition of the notes (or any interest therein) by such purchaser or subsequent transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Law.
The foregoing discussion is general in nature and is not intended to be all inclusive nor should it be construed as legal advice. Due to the complexity of these rules and the excise tax and other penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their own counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes and the subsequent disposition thereof.

UNDERWRITING
J.P. Morgan Securities LLC, PNC Capital Markets LLC, and TD Securities (USA) LLC are acting as the representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally and not jointly agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.
Underwriter	Principal Amount of 2035 Notes	Principal Amount of 2055 Notes
J.P. Morgan Securities LLC	$168,750,000	$168,750,000
PNC Capital Markets LLC	112,500,000	112,500,000
TD Securities (USA) LLC	112,500,000	112,500,000
BofA Securities, Inc.	45,000,000	45,000,000
Scotia Capital (USA) Inc.	45,000,000	45,000,000
U.S. Bancorp Investments, Inc.	45,000,000	45,000,000
Wells Fargo Securities, LLC	45,000,000	45,000,000
CIBC World Markets Corp.	20,625,000	20,625,000
Citigroup Global Markets Inc.	20,625,000	20,625,000
Goldman Sachs & Co. LLC	20,625,000	20,625,000
KeyBanc Capital Markets Inc.	20,625,000	20,625,000
Mizuho Securities USA LLC	20,625,000	20,625,000
RBC Capital Markets, LLC	20,625,000	20,625,000
Truist Securities, Inc.	20,625,000	20,625,000
BOK Financial Securities, Inc.	10,625,000	10,625,000
Capital One Securities, Inc.	10,625,000	10,625,000
Comerica Securities, Inc.	10,625,000	10,625,000
Total	$750,000,000	$750,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.
The notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to 0.400% of the principal amount of the 2035 notes and up to 0.550% of the principal amount of the 2055 notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price of up to 0.250% of the principal amount of the 2035 notes and up to 0.325% of the principal amount of the 2055 notes. If all the notes are not sold at the initial public offering prices, the underwriters may change the public offering price and the other selling terms of the notes. The underwriters further reserve the right to withdraw or cancel offers to the public in whole or in part.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering.
Paid by Coterra
Per 2035 note	0.650%
Per 2055 note	0.875%
Total	$11,437,500
We estimate that our total expenses for this offering, excluding underwriting discounts, will be $1.5 million.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make because of any of those liabilities.
Each series of notes will be a new issue of securities with no established trading markets. We do not intend to apply for listing of any series of the notes on a national securities exchange or on any automated dealer quotation system. Certain of the underwriters have advised us that they presently intend to make markets in the notes as permitted by applicable law. However, the underwriters are not obligated to make markets in the notes and may cease their market-making activities at any time at their discretion without notice. In addition, the liquidity of the trading markets in the notes, and the market prices quoted for the notes, may be adversely affected by changes in the overall market for securities and by changes in our financial performance or our prospects and/or companies in our industry generally. As a result, no assurance can be given (i) that active trading markets will develop or be maintained for the notes, (ii) as to the liquidity of any markets that do develop or (iii) as to your ability to sell any notes you may own or the price at which you may be able to sell your notes.
In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.
•
Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

•
Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

•
Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.
The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking, corporate trust and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Certain of the underwriters or their respective affiliates are lenders, and in some cases agents or managers for the lenders, under our revolving credit facility, for which they have been paid customary fees. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of these underwriters or their affiliates has a lending relationship with us, certain of these underwriters or affiliates routinely hedge and certain other of these underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions
Australia
No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the notes has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”), the Australian Securities Exchange operated by ASX Limited or any other regulatory body or agency in Australia. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:
(1)
you confirm and warrant that you are either:

(a)
a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(b)
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(c)
a person associated with the company under section 708(12) of the Corporations Act; or

(d)
a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(2)
you warrant and agree that you will not offer any of the notes for resale in Australia within 12 months of those notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Dubai International Financial Centre
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the Dubai International Financial Centre (the “DIFC”), this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. None of this prospectus supplement, the accompanying prospectus nor any related free writing prospectus is a prospectus for purposes of the Prospectus Regulation.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”) from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation.
In the United Kingdom, this prospectus supplement and any documents and/or materials relating to the notes are directed only at and distributed only to persons located or resident outside the United Kingdom or, if located or resident in the United Kingdom, to persons who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth companies, unincorporated associations and other persons falling within Article 49(2)(a) to (d) of the Order or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons referred to in (i) to (iii) above together being referred to as “Relevant Persons”). Any person in the United Kingdom who is not a Relevant Person must not act or rely on this prospectus supplement or any of its contents. Without limitation to the other restrictions referred to herein, any investment or investment activity to which this prospectus supplement relates is, in the United Kingdom, available only to, and will be engaged in only with Relevant Persons.
Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purposes of issue whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act (the “FIEA”). Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Korea
This prospectus supplement should not be construed in any way as our (or any of our affiliates or agents) soliciting investment or offering to sell the notes in the Republic of Korea (“Korea”). We are not making any representation with respect to the eligibility of any recipients of this prospectus supplement to acquire the notes under the laws of Korea, including, without limitation, the Financial Investment Services and Capital Markets Act (the “FSCMA”), the Foreign Exchange Transaction Act (the “FETA”), and any regulations thereunder. The notes have not been registered with the Financial Services Commission of Korea in any way pursuant to the FSCMA, and the notes may not be offered, sold or delivered, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea. Furthermore, the notes may not be resold to any Korean resident unless such Korean resident as the purchaser of the resold notes complies with all applicable regulatory requirements (including, without limitation, reporting or approval requirements under the FETA and regulations thereunder) relating to the purchase of the resold notes.
Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any notes or caused the notes to be made subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than:
(i)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(ii)
to a relevant person as defined in Section 4A of the SFA pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(iii)
otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a Relevant Person which is:
(i)
a corporation (which is not an Accredited Investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(ii)
a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes pursuant to an offer made under Section 275 of the SFA except:
(i)
to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.
United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Marcus Bolinder, our Assistant General Counsel and Corporate Secretary. The validity of the notes offered hereby will be passed upon for us by Baker Botts L.L.P., Houston, Texas. The validity of the notes offered hereby will be passed upon for the underwriters by Vinson & Elkins L.L.P., Houston, Texas.
EXPERTS
The consolidated financial statements of Coterra Energy Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
DeGolyer and MacNaughton, an independent petroleum engineering firm, prepared independent estimates of Coterra’s proved reserve estimates for properties comprising greater than 90% of the total future net revenue discounted at 10% attributable to the proved reserves estimates related to our properties and found that such estimates were reasonable in the aggregate. Estimated quantities of such oil and gas reserves and the net present value of such reserves have been incorporated by reference in this prospectus supplement in reliance on the authority of said firm as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other business and financial information with the SEC. Our SEC filings are available to the public at the internet website maintained by the SEC at www.sec.gov. You will also be able to obtain many of these documents, free of charge, from us by accessing our website at http://www.coterra.com under the “Investor Relations” link and then the “SEC Filings” link. However, our website and the information on our website are not part of this prospectus supplement or the accompanying base prospectus, and you should rely only on the information contained in this prospectus supplement and the accompanying base prospectus and in the documents incorporated by reference herein and therein when making a decision as to whether to buy the notes in this offering. We have filed a registration statement with the SEC on Form S-3 with respect to this offering. This prospectus supplement is a part of the registration statement.
As permitted by SEC rules, this prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us.
The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede the information in this prospectus supplement, the accompanying base prospectus and information previously filed with the SEC. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless otherwise specified in such current report) until the termination of this offering. The documents we incorporate by reference include:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024;

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our Current Reports on Form 8-K filed with the SEC on March 1, 2024, March 13, 2024, May 2, 2024 (but only the Form 8-K filed with respect to Items 5.07 and 9.01), September 12, 2024 and November 15, 2024; and

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our Definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders, filed with the SEC on March 20, 2024, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

As you read the above documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this prospectus supplement, you should rely on the statements made in the most recent document.
No action is being taken in any jurisdiction outside the United States to permit a public offering of our notes or possession or distribution of this prospectus supplement in any such jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States must inform themselves about and observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying base prospectus applicable in those jurisdictions.

You may request a copy of any document incorporated by reference in this prospectus supplement or the accompanying base prospectus, at no cost, by writing or calling us at the following address:
Coterra Energy Inc.
Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas 77024
Attention: Corporate Secretary
Telephone: (281) 589-4600

PROSPECTUS
Coterra Energy Inc.
Common Stock
Preferred Stock
Rights
Debt Securities
Warrants
Depositary Shares
Purchase Contracts
Purchase Units
Units

We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offerings. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to one or more purchasers, on a continuous or delayed basis.
This prospectus provides you with a general description of these securities and the general manner in which we will offer and sell the securities. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. A prospectus supplement also may add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CTRA.”

Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 3 herein and in any applicable prospectus supplement and under similar headings in the other documents incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 1, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using an “automatic shelf” registration process. Under this process, we may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities described in this prospectus.
This prospectus provides you with a general description of us and the securities offered under this prospectus. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. A prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read carefully this prospectus, any prospectus supplement and the additional information described below under the heading “Where You Can Find More Information.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. For additional information about our business, operations and financial results, please read the documents incorporated by reference herein under the heading “Where You Can Find More Information.”
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Coterra,” the “Company,” “we,” “us,” or “our” relate to Coterra Energy Inc. and include our subsidiaries. In the “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Depositary Shares,” “Description of Stock Purchase Contracts and Purchase Units” and “Description of Units” sections of this prospectus, however, references to “Company,” “we,” “us,” or “our” relate only to Coterra Energy Inc. and do not include any of our subsidiaries.
We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this prospectus and any written communication prepared by us or on our behalf. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that the information incorporated by reference in this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus constitutes an offer to sell only under circumstances and in jurisdictions where it is lawful to do so.

ABOUT COTERRA ENERGY INC.
We are an independent oil and gas company engaged in the development, exploration and production of oil, natural gas and natural gas liquids. Our assets are concentrated in areas with known hydrocarbon resources that are conducive to multi-well, repeatable development programs. Our common stock is listed on the NYSE under the symbol “CTRA.” Our principal executive office is located at Three Memorial City Plaza, 840 Gessner Road, Suite 1400, Houston, Texas 77024, and our telephone number at that address is (281) 589-4600. For further discussion of the material elements of our business, please refer to our most recent Annual Report on Form 10-K and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus.

RISK FACTORS
Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, you should consider the risks described under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and any subsequently filed periodic and current reports that are incorporated by reference into this prospectus, and those risk factors that may be included in any applicable prospectus supplement. These risks are not the only risks that we face. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the statements incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included in this prospectus or incorporated by reference herein, are forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding future financial and operating performance and results, strategic pursuits and goals, market prices, future hedging and risk management activities, timing and amount of capital expenditures and other statements that are not historical facts contained in this prospectus or incorporated by reference herein. The words “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “forecast,” “target,” “predict,” “potential,” “possible,” “may,” “should,” “could,” “would,” “will,” “strategy,” “outlook” and similar expressions are also intended to identify forward-looking statements. We can provide no assurance that the forward-looking statements contained in this prospectus or incorporated by reference herein will occur as expected, and actual results may differ materially from those included in this prospectus or incorporated by reference herein. Forward-looking statements are based on current expectations and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those included in this prospectus or incorporated by reference herein. These risks and uncertainties include, without limitation, the availability of cash on hand and other sources of liquidity to fund our capital expenditures, actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries and other exporting nations, market factors, market prices (including geographic basis differentials) of oil and natural gas, impacts of inflation, labor shortages and economic disruption, geopolitical disruptions such as the war in Ukraine or the conflict in the Middle East or further escalation thereof, results of future drilling and marketing activities, future production and costs, legislative and regulatory initiatives, electronic, cyber or physical security breaches, the impact of public health crises, including pandemics (such as the coronavirus pandemic) and epidemics and any related company or governmental policies or actions, and other factors detailed herein and in our other SEC filings. Additional important risks, uncertainties and other factors are described in “Risk Factors” in Part I. Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in other reports we file from time to time with the SEC that are incorporated by reference herein.
We caution you not to place undue reliance on the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management as of the date they are made, and other than as required under the securities laws, we assume no obligation to update or revise these forward-looking statements, all of which are expressly qualified by the statements in or incorporated into this section, or provide reasons why actual results may differ. All forward-looking statements, expressed or implied, included in this prospectus, including the information incorporated by reference herein, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We urge you to carefully review and consider the disclosures made in this prospectus and our reports filed with the SEC and incorporated by reference herein that attempt to advise interested parties of the risks and factors that may affect our business. Please see “Where You Can Find More Information.”

USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement, we anticipate using any net proceeds we receive from the sale of our securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:
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working capital;

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capital expenditures;

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acquisitions; and

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the repayment, refinancing, redemption or repurchase of indebtedness or other securities.

Pending any specific application, we may initially invest any net proceeds we receive in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK
Set forth below is a description of the material terms of our capital stock. The following description is only a summary. This summary does not purport to be complete, or to give full effect to, the provisions of statutory or common laws, and is subject to, and is qualified in its entirety by reference to, the terms and detailed provisions of our amended and restated certificate of incorporation (including any certificate of designation) and our amended and restated bylaws. We urge you to read these documents. Please read “Where You Can Find More Information.”
Authorized Capital Stock
At October 29, 2024, our authorized capital consisted of:
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1,800,000,000 shares of common stock, par value $0.10 per share, of which approximately 736,613,020 were outstanding, and

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5,000,000 shares of preferred stock, par value $0.10 per share, issuable in series, of which no shares were issued and outstanding.

Common Stock
Holders of common stock may receive dividends if and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations to holders of any preferred stock and covenants contained in debt agreements.
Holders of common stock are entitled to one vote per share on matters submitted to them. Cumulative voting of shares is prohibited, meaning that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.
Our common stock has no preemptive rights and is not convertible, redeemable or assessable, or entitled to the benefits of any sinking fund.
If we liquidate or dissolve our business, the holders of common stock will share ratably in all assets available for distribution to stockholders after creditors are paid and preferred stockholders receive their distributions.
All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable. In October 2021, in connection with a merger involving Cimarex, we effectively assumed the obligations associated with the Cimarex Preferred Stock. Each holder of Cimarex Preferred Stock has the right at any time, at its option, to convert any or all of such holder’s shares of Cimarex Preferred Stock at an initial conversion rate of 34.1008 fully paid and nonassessable shares of our common stock and $471.3975 in cash per share of Cimarex Preferred Stock. The initial conversion rate of 34.1008 fully paid and nonassessable shares of our common stock adjusts upon the occurrence of certain events, including the payment of cash dividends to our common stockholders, and is 41.53769 as of August 15, 2024.
Additionally, beginning on and continuing after October 15, 2021, Cimarex has the right, at its option, if the closing sale price of our common stock meets certain criteria, to elect to cause all, and not part, of the outstanding shares of Cimarex Preferred Stock to be converted into that number of shares of our common stock for each eligible share of Cimarex Preferred Stock equal to the conversion rate in effect on the mandatory conversion date as such conversion rate is determined pursuant to the Certificate of Designations for the Cimarex Preferred Stock and $471.3975 in cash per share of Cimarex Preferred Stock.
Our common stock is listed on the NYSE and trades under the symbol “CTRA.”
Preferred Stock
The preferred stock may be issued in one or more series. Our board of directors may establish attributes of any series, including, without limitation, the designation and number of shares in the series, dividend rates (cumulative or noncumulative), conversion rights, redemption rights, voting rights, and any other rights and qualifications, preferences and limitations or restrictions on shares of a series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without any vote or action by the stockholders and may adversely affect the voting and other rights of the holders of shares of common stock. The specific terms of a particular series of preferred stock will be described in a certificate of designation relating to that series.
This summary of the undesignated preferred stock discusses terms and conditions that we expect may apply to any series of the preferred stock that may be offered under this prospectus. The applicable prospectus supplement will describe the particular terms of each series of preferred stock actually offered. If indicated in the prospectus supplement, the terms of any series may differ from the terms described below.
We expect the prospectus supplement for any preferred stock that we actually offer pursuant to this prospectus to include some or all of the following terms:
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the designation of the series of preferred stock;

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the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

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the dividend rate or rates of the shares, the method or methods of calculating the dividend rate or rates, the dates on which dividends, if declared, will be payable, and whether or not the dividends are to be cumulative and, if cumulative, the circumstances in which dividends shall be cumulative;

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the amounts payable on shares of the preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

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the redemption rights and price or prices, if any, for the shares of preferred stock;

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the terms, and the amount, of any sinking fund or analogous fund providing for the purchase or redemption of the shares of preferred stock;

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any restrictions on our ability to make payments on any of our capital stock if dividend or other payments are not made on the preferred stock;

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any voting rights granted to the holders of the shares of preferred stock in addition to those required by Delaware law or our restated certificate of incorporation;

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whether the shares of preferred stock will be convertible into shares of our common stock or any other class of our capital stock, and, if convertible, the conversion price or prices, and any adjustment or other terms and conditions upon which the conversion shall be made;

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any other rights, preferences, restrictions, limitations or conditions relative to the shares of preferred stock permitted by Delaware law or our restated certificate of incorporation;

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any listing of the preferred stock on any securities exchange; and

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if appropriate, a discussion of material United States federal income tax considerations.

Subject to our amended and restated certificate of incorporation and to any limitations imposed by any then outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions as our board of directors determines, and without further action of the stockholders, including holders of our then outstanding preferred stock, if any.
Limitation on Directors’ and Officers’ Liability and Certain Indemnification Obligations
Delaware law allows corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breach of directors’ and officer’s fiduciary duty of care. Our amended and restated certificate of incorporation limits the liability of our directors and officers to the fullest extent permitted by this law. Specifically, our directors and officers will not be personally liable for monetary damages for any breach of their fiduciary duty, except for liability:
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for any breach of their duty of loyalty to us or our stockholders;

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for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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for any transaction from which the director or officer derived an improper personal benefit;

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solely with respect to our directors, under provisions relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; and

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solely with respect to our officers, for any action by or in the right of Coterra.

These limitations may have the effect of reducing the likelihood of derivative litigation against our directors and officers, and may discourage or deter a lawsuit for breach of their duty of care being brought by stockholders (and, solely with regard to directors, by management), even though such an action, if successful, might otherwise have benefited our stockholders.
Additionally, our amended and restated bylaws provide indemnification to our directors and officers and other specified persons with respect to their conduct in various capacities, and we have entered into agreements with each of our directors and executive officers that indemnify them to the fullest extent permitted by Delaware law.
Effects of Certain Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Delaware Law
Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws and Delaware law could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our stockholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our stockholders might benefit from such a change in control or offer.
Advance Notice for Stockholder Proposals and Director Nominations
Our amended and restated bylaws contain provisions requiring that advance notice be delivered to us of any business to be brought by a stockholder before an annual meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to our board of directors. Generally, the advance notice provisions provide that the stockholder must give written notice to our Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting, except that in the event that the annual meeting is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the 90th day prior to the date of such annual meeting (or, if less than 100 days’ prior notice or public announcement of the scheduled meeting date is given or made, then the 10th day following the earlier of the day on which the notice of such meeting was mailed to our stockholders or the day on which such public announcement was made). The notice must set forth specific information regarding that stockholder and that business or director nominee, as well as certain representations of the applicable stockholder (or beneficial owner), each as described in our amended and restated bylaws.
Proxy Access
Our amended and restated bylaws permit a stockholder, or a group of up to 20 stockholders (with a group of any two or more funds that are under common management and investment control constituting a single stockholder), owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director candidates constituting up to 20% of our board of directors (or, if such amount is not a whole number, the closest whole number below 20%), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the amended and restated bylaws and subject to the other terms and conditions set forth in the amended and restated bylaws.

Vacancies on the Board of Directors
Our amended and restated bylaws provide that vacancies on the board of directors arising through death, resignation, retirement or removal shall be filled only by a majority of the directors then in office whether or not the remaining directors constitute a quorum.
Stockholder Action by Written Consent
Our amended and restated bylaws permit stockholders to act by written consent without a meeting. Any stockholder of record seeking to have the stockholders act by written consent must by written notice request our board of directors fix a record date, which must be fixed promptly (but in all events within 10 days) after the date on which such request is received.
Special Meetings of Stockholders
Our amended and restated bylaws provide that special meetings of stockholders may be called at any time only by our chairman, our chief executive officer, our president or our board of directors. The only business that may be conducted at a special meeting of stockholders is that business specified in the notice of the meeting.
Delaware Anti-Takeover Statute
As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law (“DGCL”). In general, Section 203 prevents us from engaging in a business combination with an “interested stockholder” (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless either:
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before that person became a 15% stockholder, our board of directors approved the transaction in which the stockholder became a 15% stockholder or approved the business combination;

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upon completion of the transaction that resulted in the stockholder’s becoming a 15% stockholder, the stockholder owns at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

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after the transaction in which that person became a 15% stockholder, the business combination is approved by our board of directors and authorized at a stockholder meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder.

Under Section 203, these restrictions also do not apply to certain business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of these directors.
Exclusive Forum for Adjudication of Disputes
Our amended and restated bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or agent of ours to us or our stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (3) any action asserting a claim arising pursuant to any provision of the DGCL or our amended and restated bylaws or amended and restated certificate of incorporation (as either may be amended from time to time) or (4) any action asserting a claim governed by the internal affairs doctrine or asserting an “internal corporate claim” (as that term is defined in Section 115 of the DGCL) . In addition, unless we consent in writing to the selection of an alternative forum, the Federal

District Courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Under the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although we believe these provisions are beneficial by providing increased consistency in the application of Delaware law or U.S. securities laws in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against our directors and officers or against us. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company will be deemed to have notice of and have consented to the provisions of our amended and restated bylaws related to choice of forum. The enforceability of similar exclusive forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated bylaws is inapplicable or unenforceable.
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is Equiniti Trust Company.

DESCRIPTION OF RIGHTS
We may issue rights to purchase any combination of common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering.
The rights will be issued under rights agreements to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates representing the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. You should read the particular terms of the rights, which will be described in more detail in any applicable prospectus supplement. The particular terms of any rights offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in a prospectus supplement.
Any applicable prospectus supplement will describe the terms of rights we offer, the rights agreement relating to the rights and the certificates representing the rights, including the following:
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the title of the rights and the aggregate number outstanding;

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the date of determining the stockholders entitled to the rights distribution;

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the number of rights issued or to be issued to each stockholder;

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the exercise price payable for each share of common stock, preferred stock or other securities upon the exercise of the rights;

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the number and terms of the shares of common stock, preferred stock or other securities which may be purchased per each right;

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the extent to which the rights are transferable;

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the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

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the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

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any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

DESCRIPTION OF DEBT SECURITIES
The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness of Coterra, which we refer to as “debt securities.” We may issue debt securities in one or more series under the indenture (the “Indenture”), dated as of October 7, 2021, between us and U.S. Bank Trust Company, National Association (the “Trustee”), as successor in interest to U.S. Bank National Association as trustee. A copy of the Indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, is incorporated herein by reference. Except as otherwise defined in this prospectus, capitalized terms used in this summary have the meanings given to them in the Indenture.
The provisions of the Indenture will generally be applicable to all of the debt securities. Selected provisions of the Indenture are described in this prospectus. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:
•
the title of the debt securities;

•
the extent, if any, to which the debt securities are subordinated in right of payment to other indebtedness of Coterra;

•
any limit on the aggregate principal amount of the debt securities;

•
the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

•
the date or dates on which the principal of the debt securities will be payable;

•
the rate or rates at which the debt securities will bear interest, if any, and the date or dates from which interest will accrue;

•
the dates on which interest will be payable and the regular record dates for interest payment dates;

•
the place or places where the principal of and any premium and interest on the debt securities will be payable;

•
the period or periods, if any, within which, and the price or prices at which, the debt securities may be redeemed, in whole or in part, at our option;

•
our obligation, if any, to redeem or purchase the debt securities pursuant to sinking fund or similar provisions and the terms and conditions of any such redemption or purchase;

•
the denominations in which the debt securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•
the currency, currencies or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on the debt securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto;

•
any index or formula used to determine the amount of payments of principal of and any premium or interest on the debt securities;

•
whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary, if any, for the global securities;

•
whether the debt securities are to be issued under Rule 144A or Regulation S under the Securities Act and, in such case, any provisions unique to such issuance including any transfer restrictions or exchange and registration rights;

•
the terms and conditions, if any, pursuant to which the debt securities are convertible into or exchangeable for the common stock or other securities of Coterra or any other person;

•
the principal amount (or any portion of the principal amount) of the debt securities which will be payable upon any declaration of acceleration of the maturity of the debt securities pursuant to an event of default;

•
the applicability to the debt securities of the provisions described in “— Defeasance” below; and

•
any other terms applicable to that series in accordance with the Indenture, which could be different from those described in this prospectus.

We may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount (an “original issue discount security”) may be described in an applicable prospectus supplement.
If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency unit, the restrictions, elections, general tax considerations, specific terms, and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.
Unless otherwise indicated in an applicable prospectus supplement:
•
the debt securities will be issued only in fully registered form (without coupons) in denominations of $2,000 and any integral multiples of $1,000 in excess thereof; and

•
payment of principal, premium, if any, and interest on the debt securities will be payable, and the exchange, conversion, and transfer of debt securities will be registrable, at our office or agency maintained for those purposes and at any other office or agency maintained for those purposes. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Form of Debt Securities
We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global (i.e., book-entry) form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.
Book-Entry Procedures
Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which the Depository Trust Company (“DTC”) acts as a depositary. We have provided the following descriptions of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriters or the Trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Euroclear or Clearstream or their respective participants directly to discuss these matters.
Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.
Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security.
Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.
We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.
Neither we, the Trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.
A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:
•
DTC notifies us that it is unwilling, unable or has ceased to be a clearing agency under the Exchange Act and we do not appoint another institution to act as depositary within 90 days; or

•
we notify the Trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.
Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the Indenture. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the Indenture.
We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the Indenture, DTC would authorize the participants holding the relevant beneficial interests to take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.
DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and NYSE Amex Equities. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Investors may hold interests in the debt securities outside the U.S. through Euroclear or Clearstream if they are participants in those systems, or indirectly through organizations that are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include any agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include any agents. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.
Certain Covenants
Maintenance of Office or Agency
We will be required to maintain an office or agency in the Borough of Manhattan, City of New York, or, if different, in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.
Paying Agents
If we act as our own paying agent with respect to any series of debt securities, on or before each due date of the principal of or interest on any of the debt securities of that series, we will be required to segregate and hold in trust for the benefit of the persons entitled to payment a sum sufficient to pay the amount due and to notify the Trustee promptly of our action or failure to act. If we have one or more paying agents for any series of debt securities, prior to each due date of the principal of or interest on any debt securities of that series, we will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the Trustee, to promptly notify the Trustee of our action or failure to act. All moneys paid by us to a paying agent for the payment of principal of (or premium, if any) or interest on any debt securities that remain unclaimed for two years after the principal (or premium, if any) or interest has become due and payable may be repaid to us, and thereafter the holder of those debt securities may look only to us for payment thereof.
Corporate Existence
We will be required to preserve and keep in full force and effect our corporate existence, charter rights, statutory rights, licenses and franchises; provided that the Company shall not be required to preserve any such right, license or franchise if the Company shall determine that such preservation is no longer desirable in the conduct of the business of the Company.
Compliance Certificate
The Company will be required to file annually with the Trustee a certificate signed by two of its officers, stating whether or not the officers know of any default by the Company in compliance with any provision of the Indenture.
Merger and Consolidation
The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets on a consolidated basis to, any Person, unless:
(1)
the resulting, surviving or transferee Person (the “Successor Company”) will be a company, corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Company under the debt securities of any series and the Indenture; provided that if the Successor Company is not a corporation, a corporate wholly owned subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia shall become a co-issuer of such debt securities;

(2)
immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

(3)
the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease, and such supplemental indenture (if any), comply with the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

For purposes of the foregoing, the sale, lease, conveyance, transfer or other disposition of all or substantially all of the properties and assets of one or more subsidiaries of the Company, which properties and assets, if held by the Company instead of such subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company on a consolidated basis.
The predecessor Company will be released from its obligations under the Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the debt securities of any series.
Events of Default
The following are Events of Default under the Indenture with respect to debt securities of any series:
(1)
default in any payment of interest on any debt security of that series when due and the continuance of such default for a period of 30 days;

(2)
default in the payment of principal of or premium, if any, on any debt security of that series when due at its stated maturity or by declaration of acceleration, call for redemption or otherwise;

(3)
failure to make any sinking fund payment when and as due by the terms of any debt security of that series and the continuance of such default for a period of 60 days;

(4)
failure by the Company to perform or comply with any other covenant (other than a covenant or a default in whose performance or whose breach is elsewhere specifically dealt with as an event of default or which has been expressly included in the Indenture solely for the benefit of a series of debt securities other than that series) for a period of 90 days after written notice thereof has been given to us as provided in the Indenture;

(5)
specified events of bankruptcy, insolvency, or reorganization involving the Company; and

(6)
any other Event of Default provided with respect to debt securities of that series.

Pursuant to the Trust Indenture Act, the Trustee is required to give to the holders of the debt securities of that series notice of all defaults known to it within 90 days of the occurrence thereof, except that other than in the case of a default of the character contemplated in clause (1), (2), or (3) above, the Trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.
If an Event of Default described in clause (5) above occurs, the principal of, and accrued interest, if any, on the debt securities of that series will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the debt securities of that series. If any other Event of Default with respect to debt securities of any series occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the debt securities of that series may declare the principal amount of, and accrued and unpaid interest, if any, on all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under specified circumstances, rescind and annul such acceleration. See “— Amendments and Waivers” below.
Subject to the duty of the Trustee to act with the requisite standard of care during an Event of Default, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of debt securities of any series unless such holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the debt securities of any series unless:
(1)
such holder has previously given the Trustee notice of a continuing Event of Default with respect to the debt securities of that series;

(2)
holders of at least 25% in principal amount of the outstanding debt securities of such series have requested the Trustee to pursue the remedy in respect of such Event of Default;

(3)
such holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)
the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)
the holders of a majority in principal amount of the outstanding debt securities of such series have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of any series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
Any additional Events of Default with respect to any series of debt securities, and any variations from the foregoing Events of Default applicable to any series of debt securities, will be described in an applicable prospectus supplement.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series issued under the Indenture.
Subordination
The prospectus supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by the Company of the principal of, premium, if any, on and interest on such subordinated debt securities.
Amendments and Waivers
Subject to certain exceptions, the Indenture and the debt securities of any series may be amended or supplemented with the consent of the holders of not less than a majority in principal amount of all of the debt securities at the time outstanding (voting as a single class) or, if the amendment or supplement affects the debt securities of fewer than all of such series of debt securities, by the holders of not less than a majority in principal amount of all such series affected by the amendment or supplement, with the debt securities of all the affected series voting together as a single class for this purpose (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of not less than a majority in principal amount of the debt securities at the time outstanding (voting as a single class) or, if the waiver of compliance with provisions affects the debt securities of fewer than all of such series of debt securities, by the holders of not less than a majority in principal amount of all such series affected by the waiver, with the debt securities of all the affected series voting together as a single class for this purpose (including waivers obtained in connection with a purchase of, or tender offer or exchange offer for, such debt securities). In addition, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or any series for certain purposes as set forth in the Indenture.
However, without the consent of each holder of an outstanding debt security affected, no amendment, supplement or waiver may, among other things:
(1)
reduce the percentage in principal amount of debt securities of such series whose holders must consent to an amendment;

(2)
reduce the stated rate of or extend the stated time for payment of interest on any such debt security;

(3)
reduce the principal of or extend the Stated Maturity of any such debt security;

(4)
reduce the premium payable upon the redemption or repurchase of any such debt security or change the time at which any such debt security may be redeemed or repurchased pursuant to the Indenture or any supplemental indenture;

(5)
change the place or currency of payment of principal of, or premium, if any, or interest on any such debt security;

(6)
impair the right of any holder to receive payment of principal, premium, if any, and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities; or
(7)
make any change in the amendment provisions which require each holder’s consent or in the waiver provisions for such securities.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any holder of debt securities given in connection with a tender of such holder’s debt securities will not be rendered invalid by such tender.
Satisfaction and Discharge
The Indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when either:
(1)
all outstanding debt securities of that series have been authenticated and delivered (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or

(2)
all outstanding debt securities of that series not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with such Trustee, as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(3)
the Company has paid or caused to be paid all sums payable by it with respect to the debt securities of that series under the Indenture; and

(4)
the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the debt securities at maturity or the redemption date, as the case may be.

In addition, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied.
Defeasance
The Company at any time may terminate all its obligations under the debt securities of any series and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities of any series.
The Company may at any time terminate its obligations to comply with certain covenants described above under “— Certain Covenants” and certain covenants of any outstanding series of debt securities that may be contained in any applicable prospectus supplement, and we may omit to comply with such covenants without creating an Event of Default (“covenant defeasance”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
The applicable prospectus supplement will describe our ability to be released from any of our covenant obligations under the Indenture with respect to any series of debt securities.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the debt securities of any series to redemption or maturity, as the case may be, and must comply with certain other conditions, including, without limitation, delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.
If the Company fails to comply with its remaining obligations under the Indenture with respect to the debt securities of any series following a covenant defeasance and such debt securities are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default; however, the Company will remain liable in respect of such payments.
Payments
We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.
We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.
We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the Trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed).
Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
The Indenture provides that no incorporator and no past, present or future stockholder, officer or director of the Company or any successor company, in their capacity as such, shall have any individual liability for any of our obligations under the debt securities or the Indenture.
Governing Law
The Indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee
The Indenture does not prohibit the Trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939 and there is an Event of Default with respect to any series of debt securities, the Trustee must eliminate the conflict or resign.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase any combination of common stock, preferred stock, debt securities, depositary shares and purchase contracts. Each warrant will entitle the holder to purchase for cash a number of securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants.
Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in any applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in a prospectus supplement.
Any applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:
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the title of the warrants;

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the aggregate number of warrants;

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the price or prices at which the warrants will be issued;

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the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable if not payable in U.S. dollars;

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the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

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the date, if any, on and after which the warrants and the related securities will be separately transferable;

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the maximum or minimum number of warrants that may be exercised at any time;

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the terms of any mandatory or optional redemption by us;

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the identity of the warrant agent;

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information with respect to book-entry procedures, if any;

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if appropriate, a discussion of material United States federal income tax considerations; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES
Shares of preferred stock may be offered either separately or represented by depositary shares. We may also, at our option, elect to offer fractional shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, to be described in an applicable prospectus supplement.
The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and one or more depositaries selected by us, who we will name in an applicable prospectus supplement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences, if any, of the preferred stock represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.
The particular terms of the depositary shares offered by any prospectus supplement will be described in a prospectus supplement, which will also include a discussion of certain United States federal income tax consequences.
We will include a copy of the form of deposit agreement, including the form of depositary receipt, and any other instrument establishing the terms of any depositary shares we offer as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts representing contracts obligating holders, subject to the terms of such purchase contracts, to purchase from us, and us to sell to the holders, a specified or varying number of our common stock, preferred stock or other securities described in this prospectus at a future date or dates. Alternatively, the purchase contracts may, subject to the terms of such purchase contracts, obligate us to purchase from holders, and obligate the holders to sell to us, a specified or varying number of common stock, preferred stock or other securities described in this prospectus. The price per unit of our common stock, preferred stock or other securities described in this prospectus and number of units may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts. We may issue the purchase contracts separately or as part of units, which we refer to as “purchase units,” consisting of a purchase contract and other securities or obligations issued by us or third parties, including government securities, in each case, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or purchase units or vice versa, and such payments may be unsecured or prefunded on some basis.
Any applicable prospectus supplement will describe the terms of any purchase contract or purchase units. The description in a prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts or purchase units.

DESCRIPTION OF UNITS
We may issue units of securities consisting of one or more of the following securities: common stock, preferred stock, rights, debt securities, warrants, depositary shares and purchase contracts. We may evidence each series of units issued by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in a prospectus supplement.
If we offer any units, certain terms of that series of units will be described in a prospectus supplement, including, without limitation, the following, as applicable:
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the title of the series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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a description of the term of any unit agreement governing the units;

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a description of the provisions for the payment, settlement, transfer or exchange of the units;

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if appropriate, a discussion of material United States federal income tax considerations; and

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any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell the securities on a delayed or continuous basis in and outside the United States through the methods described below or through any other method permitted pursuant to applicable law, including through a combination of such methods.
A prospectus supplement, if required, will set forth any required information such as the terms of the offering and the method of distribution and will include the following information:
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the name or names of any underwriters or agents;

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the purchase price of the securities from us;

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the net proceeds to us from the sale of the securities;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities offered in a prospectus supplement may be listed.

Sale Through Underwriters or Dealers
If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.
Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase the securities may be subject to conditions, and the underwriters may in such event be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
Underwriters may sell our common stock under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the New York Stock Exchange, on any other existing trading market for our common stock or to or through a market maker, or in privately negotiated transactions. Unless stated otherwise in any applicable prospectus supplement, the sales agent with respect to any such at the market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. Any applicable prospectus supplement will include the amount of any compensation to be received by the sales agent.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of securities. The terms of each such agreement will be set forth in more detail in any applicable prospectus supplement and any related free writing prospectus. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. If required, we will include in any applicable prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the securities directly. In that event, no underwriters or agents would be involved. We also may sell the securities through agents we designate from time to time to solicit offers from purchasers to purchase the securities included in this prospectus or to sell such securities in ordinary brokerage transactions on our behalf. If required, a prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable by us to the agent. Unless stated otherwise in any applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in a prospectus supplement.
We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Delayed Delivery Contracts
We may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in a prospectus supplement. Such prospectus supplement will describe the commission payable for solicitation of those contracts.
Remarketing
We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. The name of any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm will be included in a prospectus supplement, as required. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act.
Derivative Transactions
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions then the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in these sale transactions will be underwriters and will be identified in such applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.
General Information
In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in a prospectus supplement any required information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers.
We may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities. Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
Other than our common stock, which is listed on the New York Stock Exchange, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered may be set forth in a prospectus supplement, if required.
LEGAL MATTERS
The validity of the securities offered by this prospectus and certain other legal matters will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Any underwriters, dealers or agents will be advised about legal matters relating to any offering by their own legal counsel.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
DeGolyer and MacNaughton, an independent petroleum engineering firm, prepared independent estimates of Coterra’s proved reserve estimates for properties comprising greater than 90% of the total future net revenue discounted at 10% attributable to the proved reserves estimates related to our properties and found that such estimates were reasonable in the aggregate. Estimated quantities of such oil and gas reserves and the net present value of such reserves have been incorporated by reference in this prospectus in reliance on the authority of said firm as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other business and financial information with the SEC. Our SEC filings are available to the public at the internet website maintained by the SEC at www.sec.gov. You will also be able to obtain many of these documents, free of charge, from us by accessing our website at http://www.coterra.com under the “Investor Relations” link and then the “SEC Filings” link. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer.
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities we may offer.
The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless otherwise specified in such current report) until the termination of the issuances under this prospectus. The documents we incorporate by reference include:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024;

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our Current Reports on Form 8-K filed with the SEC on March 1, 2024, March 13, 2024, May 2, 2024 (but only the Form 8-K filed with respect to Items 5.07 and 9.01) and September 12, 2024;

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our Definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders, filed with the SEC on March 20, 2024, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and

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the description of our common stock contained in our Registration Statement on Form 8-A filed on January 24, 1990, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, together with any other amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into this prospectus, at no cost, by writing or telephoning us at the following address:
Coterra Energy Inc.
Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas 77024
Attention: Investor Relations
Telephone: (281) 589-4600

COTERRA ENERGY INC.
$1,500,000,000
$750,000,000 5.40% Senior Notes due 2035
$750,000,000 5.90% Senior Notes due 2055
Prospectus Supplement
December 3, 2024
Joint Book-Running Managers
J.P. Morgan	PNC Capital Markets LLC		TD Securities
BofA Securities	Scotiabank	US Bancorp	Wells Fargo Securities
CIBC Capital Markets Citigroup Goldman Sachs & Co. LLC
KeyBanc Capital Markets	Mizuho	RBC Capital Markets	Truist Securities
Senior Co-Managers
BOK Financial Securities, Inc.	Capital One Securities	Comerica Securities